UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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CONSOL ENERGY INC.

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CONSOL ENERGY

FUEL THE WORLD FOR A BETTER TOMORROW

2021 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS — APRIL 28, 2021

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

Telephone (724) 416-8300

Dear Fellow Stockholder:

On behalf of the entire Board of Directors of CONSOL Energy Inc. (“CEIX”), we invite you to attend CEIX’s fourth Annual Meeting of Stockholders. The Annual Meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/CEIX2021 on April 28, 2021, at 9:00 a.m. Eastern Time.

You will be asked to vote on the following items for the Annual Meeting: (i) the election of our Class I and Class III directors, (ii) ratification of the appointment of our independent registered public accounting firm, and (iii) advisory approval of our 2020 executive compensation program. Detailed information about the director nominees, including their specific experience and qualifications, begins on page 13 of the proxy statement. Information about our independent registered public accounting firm begins on page 16 of the proxy statement. Our Compensation Discussion and Analysis, which explains our 2020 compensation decisions, begins on page 23 of the proxy statement. We encourage you to read the proxy statement carefully for more information.

During 2020, we succeeded in navigating the COVID-19 pandemic and its unprecedented impacts on our markets and business environment, while continuing to make meaningful progress toward our overall strategic objectives in spite of this unanticipated challenge. Our management team entered last year with a strong focus on maintaining liquidity, reducing debt, and de-risking the balance sheet, and these priorities positioned us well to effectively mitigate the impacts of the pandemic on our business. At the onset of COVID-19, we reacted quickly to reduce discretionary spending, including a more-than 50% reduction in capital spending at our Pennsylvania Mining Complex (PAMC) vs. 2019 and deferral of most of the growth capital that had been planned for our Itmann metallurgical coal mine project, and instead reallocated those funds toward debt reduction. As of the year ended December 31, 2020, we repurchased $54.5 million of second lien notes at an average discount to par value of 41% and repaid $29.0 million, $22.5 million and $2.8 million of principal with respect to our finance leases and asset-backed financing arrangements, Term Loan A and Term Loan B, respectively. We also took a number of proactive measures to protect and strengthen our financial health, including (a) working with our banking partners to amend our credit agreement and secure eight quarters of covenant relaxation as well as additional flexibility to repurchase debt, (b) taking advantage of a strong equipment financing market to raise $60 million of new capital at a weighted average interest rate of 6%, (c) de-risking our pension plan to achieve a funded status of 99% under current actuarial assumptions with reduced exposure to equity volatility and no upcoming funding requirements, and (d) completing multiple transactions that generated $68 million in pretax income and afforded additional liquidity to execute our financial objectives. Overall, we were able to generate $129 million in net cash provided by operating activities and $53 million in free cash flow* during 2020 despite the economic destruction brought on by the COVID-19 pandemic.

On the operations front, we continued to embrace our core values of safety, compliance, and continuous improvement while maintaining operations as an essential business throughout the pandemic. Our total recordable incident rate at the PAMC finished the year 60% lower than the national average for underground bituminous coal mines (based on preliminary MSHA data), and our Bailey Preparation Plant, CONSOL Marine Terminal, and Itmann project each finished the year incident-free. We right-sized our operations to the market and succeeded in reducing our total costs and expenses and cash cost of coal sold per ton* by 23% year-on-year and 6% year-on-year, respectively, while producing and selling 18.8 million and 18.7 million tons of coal, respectively. Our CONSOL Marine Terminal continued to play a key strategic role as the gateway to our growing export markets, generating $32.5 million of terminal net income and near-record terminal adjusted EBITDA of $44.4 million,* and we advanced our growth and diversification objectives by achieving technical progress on our coal-to-products investments and beginning development mining at the Itmann project despite a significant reduction in capital spend.

We capped off the year by completing our merger with CCR, with overwhelming shareholder support, in late December. As expected, this transaction simplified our corporate structure, streamlined financial reporting, and immediately improved our pro forma credit metrics. Following the announcement of the merger, CEIX’s 30-day average trading liquidity and its equity value, as measured by market capitalization improved significantly. This is a great outcome for shareholders of both legacy entities, and it represents a significant step in unlocking our strategic path forward.

Looking ahead, we have seen key domestic and export market indicators rebound to pre-pandemic levels in early 2021, and we are keenly focused on sustaining the unit cost reductions achieved in 2020 and optimizing our production levels and sales portfolio to maximize cash margin generation. Top priorities for 2021 include steadfast adherence to our deleveraging goals and selective allocation of capital to growth initiatives, such as the Itmann project, coal-to-products, and other diversification opportunities, that will position us for sustainable value creation in the future.

We are making our proxy materials for the Annual Meeting available to you via the Internet. We hope that this offers you convenience while allowing us to reduce the number of copies that we print.

Your vote is important to us. We hope that you will participate in the Annual Meeting, either by attending and voting at the meeting or by voting as promptly as possible through the Internet, by telephone or by completing and mailing a proxy card (following the process as further described in the proxy statement). Detailed instructions on “How to Vote” begin on page 9.

Thank you for your investment in CEIX, and we hope you will be able to join us at this year’s Annual Meeting.

Sincerely,
William P. Powell Chair of the Board		James A. Brock President & CEO

*

See Appendix A to this proxy statement for a reconciliation of free cash flow (non-GAAP) to net cash provided by operating activities (GAAP), terminal adjusted EBITDA (non-GAAP) to terminal net income (GAAP) and cash cost of coal sold per ton (non-GAAP) to total costs and expenses (GAAP).

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	April 28, 2021
TIME:	9:00 a.m. Eastern Time
PLACE:	Solely via live webcast at www.virtualshareholdermeeting.com/CEIX2021 (the “CEIX Meeting Website”)
AGENDA:	1.	Elect two Class I directors and two Class III directors for a one-year term;
	2.	Ratify the appointment of Ernst & Young LLP as CEIX’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
	3.	Approve, on an advisory basis, the compensation paid to our named executive officers in 2020, as reported in this Proxy Statement;
	4.	Transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.
RECORD DATE:

By resolution of the Board of Directors, we have fixed the close of business on March 5, 2021 as the record date for determining the stockholders of CEIX entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

INFORMATION ABOUT THE MEETING:

We are delivering our proxy materials to stockholders via the Internet. On March 19, 2021, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to holders of record as of the record date, and posted our proxy materials on the website referenced in the Internet Notice. The Internet Notice explains how to access the proxy materials and our 2020 Annual Report, free of charge, through the website described in the Internet Notice. The Internet Notice and website also provide information regarding how you may request to receive proxy materials in printed form, by mail or electronically by e-mail for this meeting and on an ongoing basis. You may vote through any of the acceptable means described in the Proxy Statement. Instructions on how to vote begin on page 9.

Due to the ongoing public health considerations associated with the coronavirus outbreak (“COVID-19”), our annual meeting of stockholders (the “Annual Meeting”) will be held solely via live webcast on the CEIX Meeting Website and you will not be able to be physically present at the Annual Meeting. You will be able to participate virtually, vote your shares of CEIX Common Stock electronically and submit questions online during the CEIX Stockholder Meeting by logging onto the CEIX Meeting Website above using the 16-digit control number included in your proxy card, vote instruction form or notice you previously received and following the directions on the CEIX Meeting Website. If you are not eligible to participate in the meeting, you may listen to a webcast of the Annual Meeting by logging on to the CEIX Meeting Website as a guest. Guests will not be able to ask questions or vote at the Annual Meeting. We encourage you to log on 15 minutes prior to the start time of the meeting. If you have difficulty accessing the Annual Meeting through the CEIX Meeting Website, please call the technical support number provided.

March 19, 2021 Martha A. Wiegand General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be Held on April 28, 2021:

The Proxy Statement, 2020 Annual Report, Notice of Annual Meeting of Stockholders and related materials are available free of charge at www.proxyvote.com or may be obtained by contacting the Investor Relations department at the address and phone number on page 9 of the Proxy Statement.

– 2021 Proxy Statement

PROXY SUMMARY

This Proxy Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting. On March 19, 2021, we mailed the Internet Notice to holders of record as of the record date, and posted our proxy materials on the website referenced in the Internet Notice.

2021 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME: April 28, 2021 9:00 a.m. Eastern Time	PLACE: Solely via live webcast at www.virtualshareholdermeeting.com/CEIX2021	RECORD DATE: March 5, 2021

PROPOSALS REQUIRING YOUR VOTE

Stockholders are being asked to vote on the following proposals at the Annual Meeting. Your vote is very important to us. Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation	Page
1	Election of Class I and Class III Directors	FOR EACH NOMINEE	12
	The election of two Class I director nominees and two Class III director nominees, each to be elected for a one-year term ending in 2022.
2	Ratification of Appointment of Ernst & Young LLP	FOR	16

The Audit Committee appointed Ernst & Young LLP as CEIX’s independent registered public accounting firm for fiscal year 2021. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of the independent registered public accounting firm.

3	Advisory Approval of 2020 Named Executive Officers’ Compensation Stockholders are being asked to approve, on an advisory basis, the compensation paid to CEIX’s named executive officers in 2020. CEIX’s executive compensation programs are designed to create a direct linkage between stockholder interests and management with incentives specifically tailored to the achievement of financial, operational and stock performance goals.	FOR	19

– 2021 Proxy Statement	1

PROXY SUMMARY

CURRENT BOARD OF DIRECTORS

The following table provides summary information about our current Board of Directors as of March 15, 2021. All of our Class I directors and Class III directors, whose terms expire at the Annual Meeting, are nominees for election at the Annual Meeting, each for a one-year term ending in 2022.

Name	Age	Director Since	Occupation	Class/ Term Expiring	Independent	Committee Memberships
William P. Powell†	65	2017	Managing Partner of 535 Partners LLC	Class III 2021	Yes	• AC • CC • HSE
Sophie Bergeron	43	2019	Vice President HSEC – Energy and Minerals of Rio Tinto	Class I 2021	Yes	• NCG • HSE††
James A. Brock	64	2017	President and Chief Executive Officer of CEIX	Class I 2021	No	• HSE
John T. Mills	73	2017	Former Chief Financial Officer of Marathon Oil Corporation	Class III 2021	Yes	• AC†† • CC • HSE
Joseph P. Platt	73	2017	General Partner of Thorn Partners LP	Class II 2022	Yes	• CC†† • NCG • HSE
Edwin S. Roberson	76	2017	Former Chief Executive Officer of Christ Community Health Services	Class II 2022	Yes	• AC • NCG†† • HSE

AC	Audit Committee
CC	Compensation Committee
HSE	Health, Safety and Environmental Committee

NCG	Nominating and Corporate Governance Committee
†	Chair of the Board
††	Committee Chair

BUSINESS/STRATEGIC 2020 HIGHLIGHTS

•	The Right Team. We have an experienced and focused senior executive team and Board of Directors that can navigate and capitalize on future opportunities in the mining and energy space.

•	Strong Operational Execution.

•

Consummated a merger transaction to fully integrate CCR with CEIX, which resulted in a simplified corporate structure, improved consolidated credit metrics, created financial flexibility and eliminated dual public company costs. In the longer term, we expect this transaction will improve the creditworthiness of the combined entity, while also enhancing capital market access and trading liquidity. Finally, this merger also accelerates our ability to return capital to our stockholders.

•	Continued to take advantage of a strong equipment financing market by raising $60 million of new capital during 2020 at a weighted average interest rate of 6%.

•	Remained committed to achieving best-in-class safety and compliance results.

•	Improved our total number of safety exceptions by 32.4% in 2020 compared to 2019, and achieved an MSHA significant and substantial citation rate that was 63% lower than the industry average in 2020.

•

Produced and sold 18.8 million and 18.7 million tons of PAMC coal, respectively, and realized total coal revenue of $771.4 million, average revenue per ton sold of $41.31 and an average cash margin per ton sold of $12.19*, even as global widespread shutdowns due to COVID-19 disrupted energy demand, and, in turn, demand for our coal.

2	– 2021 Proxy Statement

PROXY SUMMARY

•

Achieved terminal revenue of $66.8 million, terminal net income of $32.5 million, and terminal adjusted EBITDA of $44.4 million*, and recorded a perfect safety and compliance record at the CONSOL Marine Terminal.

•

With our excess cash, we repurchased $54.5 million of our Senior Secured Second Lien Notes and paid $2.8 million and $22.5 million of principal with respect to Term Loan B and Term Loan A, respectively.

•

ESG. As a Bettercoal Supplier, we continue to align our operations with the ethical, social, and environmental performance standards included in the Bettercoal Code of operating principles. As part of our commitment to Bettercoal, we collaboratively developed a continuous improvement plan highlighting opportunities for the Company to further enhance our ESG performance.

•	Positioning for the Future.

•	Continued development of our Itmann Mine project, which will expand our metallurgical coal footprint with approximately 900,000 tons/year of high-quality low-vol production once fully operational.

•

Own a ~25% equity interest in CFOAM, which produces carbon foam products from coal for high-performance materials science applications, and moved forward in partnerships with Ohio University and OMNIS Bailey LLC to develop technologies that have the potential to diversify our revenue streams and create new, sustainable end-uses for coal.

•

Were selected to receive U.S. Department of Energy funding to continue to advance our Coal FIRST project, which is evaluating a next-generation power plant at the PAMC that would be fueled by waste coal and biomass and equipped with carbon dioxide (CO2) capture and storage to achieve net neutral or negative CO2 emissions.

•	Bottom Line. Although we finished the year with GAAP net loss of $13.2 million, we generated $261.5 million of adjusted EBITDA.*

*

See reconciliation of average cash margin per ton sold (non-GAAP) to average revenue per ton sold (GAAP), terminal adjusted EBITDA (non-GAAP) to terminal net income (GAAP) and adjusted EBITDA (non-GAAP) to GAAP net loss in Appendix A to this Proxy Statement.

COMPENSATION HIGHLIGHTS

Independent Compensation Consultant	Continued use by our Compensation Committee of an independent compensation consultant that reports directly to the Compensation Committee.
Say on Pay Results

78% of the shares voted at our 2020 Annual Meeting of Stockholders approved our executive compensation program and in response to our investors, we redesigned our 2020 LTIC program to include cash payments in an effort to reduce dilution of our common stock.

Compensation Program Design

Designed an overall compensation program with 44.9% of compensation for named executive officers contingent on performance goals, reinforcing our pay-for-performance culture, which aligns risk-taking with sustainability and the long-term financial health of our company.

STIC Annual Performance	Met and exceeded target performance level for 2020 STIC resulting in annual STIC payouts to our NEOs at over 100% of target performance.
Board and Shareholders Approved 2020 Omnibus Performance Incentive Plan	Designed and adopted a new 2020 Omnibus Performance Incentive Plan, which was approved by our Board and stockholders at the 2020 Annual Meeting of Stockholders.

– 2021 Proxy Statement	3

PROXY SUMMARY

LTIC Performance-Based Restricted Stock Unit Awards (“PSUs”)

Met and exceeded target performance level for 2020 tranche resulting in the vesting of PSUs granted to our CEO and performance-based cash granted to the named executive officers under the 2020-2022 LTIC program. However, several of our former LTIC programs did not pay out with respect to the 2020 year due to less than threshold TSR and stock price performance.

Pay Ratio Results

Determined the ratio of the total annual compensation of our Chief Executive Officer (sometimes referred to as “CEO”), as compared to the total annual compensation of our median employee to be 73 to 1.

Board Size and Director Compensation	Maintained Board size and non-employee director compensation at current levels with no increases since the inception of the company in 2017.
Governance Practices	Continued adherence to good governance practices, including but not limited to, anti-hedging, recoupment, compensation risk assessment, and stock ownership/holding and equity grant practices.

4	– 2021 Proxy Statement

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS

Our Board and management are committed to strong corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in our company. This Proxy Statement describes our governance framework, which includes the following highlights:

•

Independent Directors. A majority of our directors must be independent. Currently, all of our directors other than James A. Brock are independent, and our Audit, Nominating and Corporate Governance, and Compensation Committees consist exclusively of independent directors.

•

Majority Voting Requirement. Our Second Amended and Restated Bylaws (the “bylaws”) require that any nominee for election to the Board who does not receive a majority of the votes cast in favor of that director’s election to the Board in an uncontested election must tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation on the tendered resignation, and the Board then will accept or reject the offer of resignation within 90 days.

•

Phase-Out of Classified Board. Our organizational documents include a plan to phase-out our classified Board structure by 2022. Starting in 2022, all of our directors will be subject to annual re-election to the Board.

•

Charter and Bylaw Amendments to Eliminate Supermajority Vote Requirements. In 2020, we amended our Certificate of Incorporation and Bylaws to eliminate supermajority vote requirements with respect to the removal of directors beginning with our 2022 annual meeting.

•

No CEO Pay Increase for 2020. Our Chief Executive Officer declined a pay increase in 2020 as he received an increase in 2019 and because we have designed his total compensation to include a greater percentage on variable or performance-based at risk compensation rather than base salary.

•

Independent Chair; Lead Director. Currently, our Chair of the Board is independent of management. In addition, in the event that our Chief Executive Officer would also serve as the Chair, our corporate governance guidelines require a Lead Director position with specific responsibilities to ensure independent oversight of management.

•	Regular Meetings of Independent Directors. Our independent directors regularly meet in executive sessions with no members of management present. Such executive sessions are presided over by our Chair.

•

Robust Strategy, Risk and Safety Oversight by Board and Committees. Our Board and committees have implemented a robust framework to actively oversee the strategy and risks relating to the operation and management of a publicly traded coal company. In addition, our Board has a strong commitment to the safety of our workers and the environments in which we operate and has formed a separate Board level committee to oversee these core company values.

•

Diversity on Board. We believe in diversity and value the benefits diversity can bring to our Board. In 2018, our Board adopted a policy regarding diversity of its members. Effective March 1, 2019, Sophie Bergeron was elected as a Class I director to fill the vacancy resulting from a retiring director.

•

Emphasis on Ethics Compliance. We believe strongly in our Code of Business Conduct and Ethics and training and awareness surrounding the CONSOL Ethics Compliance Hotline. It is our policy to comply with all applicable laws and adhere to the highest level of ethical conduct, including anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act (the “FCPA”) and similar laws in other jurisdictions. In that regard, in 2018 we adopted a Foreign Corrupt Practices Act Policy that has been distributed to all of our employees, directors and officers. In addition to these persons certifying compliance with the policy, we provide training on compliance with the FCPA and our policy. It is important that all of our business activities reflect our commitment to the highest standards of integrity and accountability.

•	Stock Ownership and Retention Guidelines. As further described on pages 32 and 47, our Board has adopted stock ownership and retention guidelines that apply to the Board and our executive officers.

– 2021 Proxy Statement	5

PROXY SUMMARY

•

Consistent Stockholder Outreach. Our management team spends a significant amount of time meeting and speaking to our stockholder base. We have initiated an integrated effort to interact and receive feedback from the proxy teams at our stockholder base to incorporate best governance, compensation and oversight practices.

•

Sustainability. Unlike other coal companies, we provide transparency into our operations through the regular publishing of corporate sustainability reports. We anticipate that our Corporate Sustainability Report for 2020, which will be the fourth such report we have published, will be posted on our website before the date of the 2021 Annual Meeting.

•

Human Rights Policy. In February 2019, we adopted a human rights policy. This policy reinforces our commitment and responsibility to respect all human rights, including those of our employees, suppliers, vendors, subcontractors and other partners, and individuals in communities in which we operate. Our policy addresses promoting health and safety, eliminating compulsory labor and human trafficking, abolishing child labor, eliminating harassment and unlawful discrimination in the workplace, and providing competitive compensation.

•

Strong Commitment to Robust Corporate Governance Practices. As a relatively new public company, our Board is continuing to carefully work through and consider additional corporate governance practices to ensure that we have a strong corporate governance platform tailored to our company.

LEARN MORE ABOUT OUR COMPANY

You can learn more about our company by visiting our website, www.consolenergy.com.

6	– 2021 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

CONSOL Energy Inc.

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

Telephone (724) 416-8300

GENERAL: Proxies are being solicited by the Board to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 28, 2021, at 9:00 a.m., Eastern Time solely via live webcast at www.virtualshareholdermeeting.com/CEIX2021. The specific proposals to be considered and voted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

PROPOSALS, BOARD RECOMMENDATION AND VOTE REQUIRED: Stockholders are being asked to vote on the proposals discussed on the following page at the Annual Meeting. The table on the following page also outlines the Board’s recommendation on how to vote for each proposal and the vote required with respect to each proposal.

VOTE TABULATION: In tabulating the voting result for any particular proposal, votes that are withheld or shares that constitute broker non-votes (described below) are not considered entitled to vote on that proposal and have no effect on the outcome. Abstentions have the same effect as votes against the matter, except in the case of Proposal No. 1, where abstentions would not have an effect on the outcome.

RECORD DATE AND QUORUM: The record date with respect to this solicitation is March 5, 2021. All holders of record of CEIX common stock as of the close of business on the record date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the record date, CEIX had 34,365,940 shares of common stock outstanding. Each share of common stock is entitled to one vote for each matter to be voted on at the Annual Meeting. Stockholders do not have cumulative voting rights. In order to hold the Annual Meeting, a quorum representing the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy.

– 2021 Proxy Statement	7

INFORMATION ABOUT THE ANNUAL MEETING

Item	Proposal	Board Recommendation	Vote Required
1	Election of Class I and Class III Directors Election of two Class I director nominees and two Class III director nominees, each for a one-year term ending in 2022.	FOR EACH NOMINEE

Plurality of the votes cast. Under this plurality vote standard, the director nominees who receive the highest number of “for” votes cast are elected as directors. Under our bylaws, if a director nominee does not receive a majority of the votes cast in favor of his or her election, then the director must tender his or her resignation to the Board.

2

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP as CEIX’s independent registered public accounting firm for fiscal year 2021. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s appointment of the independent registered public accounting firm.

		FOR	Affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.
3

Advisory Approval of 2020 Named Executive Officers’ Compensation

Stockholders are being asked to approve, on an advisory basis, the compensation paid to CEIX’s named executive officers in 2020. CEIX’s executive compensation programs are designed to create a direct linkage between stockholder interests and management with incentives specifically tailored to the achievement of financial, operational and stock performance goals.

		FOR	Affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

8	– 2021 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

PROXY MATERIALS AND INFORMATION ABOUT THE MEETING: We mailed to all stockholders of record entitled to vote at the Annual Meeting the Internet Notice on or about March 19, 2021.

We are utilizing a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials via the Internet rather than in paper form. This rule allows a company to send some or all of its stockholders the Internet Notice regarding Internet availability of proxy materials. The Internet Notice contains instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials.

An electronic copy of this Proxy Statement, the 2020 Annual Report and the Notice of Annual Meeting of Stockholders are available at www.proxyvote.com.

Copies of our 2020 Annual Report furnished to our stockholders do not contain copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020. You can obtain copies of these exhibits electronically at the website of the SEC at www.sec.gov or by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The exhibits are also available as part of the Form 10-K for the year ended December 31, 2020 which is available on CEIX’s corporate website at www.consolenergy.com. Stockholders may also obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2020, or the exhibits thereto, without charge by contacting our Investor Relations department at CONSOL Energy Inc., Investor Relations department, 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, Telephone (724) 416-8300.

PROXIES AND VOTING: A proxy is your legal designation of another person to vote the CEIX common shares that you owned as of the record date. The person that you designate to vote your shares is called a “proxy” and when you designate someone to vote your shares in a written document, that document is also called a “proxy” or “proxy card”. The Board has appointed several officers of the company to serve as proxies on the proxy card.

If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions provided by the stockholder. If a proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Accordingly, if no contrary instructions are given, the proxies named by the Board intend to vote the shares represented by such proxies as follows:

•	in favor of the election of those persons nominated as set forth in this Proxy Statement to serve as Class I and Class III directors of CEIX (Proposal No. 1);

•	in favor of the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of CEIX for the fiscal year ending December 31, 2021 (Proposal No. 2);

•	in favor of approval, on an advisory basis, of the compensation paid to our named executive officers in 2020 (Proposal No. 3); and

•	in accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Stockholders.

HOW TO VOTE: There are four ways for stockholders of record to vote:

•

VIA THE INTERNET BY PROXY: Stockholders who have received the Internet Notice by mail may submit proxies over the Internet at www.proxyvote.com. Stockholders who received a voting instruction form by mail or e-mail from their bank, broker or other nominee may submit proxies over the Internet by following the instructions on the voting instruction form provided by their bank, broker or other nominee.

•

VIA TELEPHONE BY PROXY: Registered stockholders of record may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders must have the 16-digit control number that appears on their Internet Notice when voting. Stockholders who have received a voting instruction form by mail or e-mail from their bank, broker or other nominee should check the voting instruction form for telephone voting availability. If available, those stockholders may vote by phone by calling the number specified on the voting instruction form provided by the bank, broker or other nominee.

– 2021 Proxy Statement	9

INFORMATION ABOUT THE ANNUAL MEETING

•

VIA MAIL BY PROXY: Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

•

BY ATTENDING THE ANNUAL MEETING: Stockholders of record may vote by participating in the virtual Annual Meeting via the CEIX Meeting Website and voting electronically during the virtual Annual Meeting.

BENEFICIAL OWNERSHIP AND BROKER NON-VOTES: If you hold shares beneficially in street name, then you must provide your voting instructions to your bank, broker or other nominee. If you do not provide your bank, broker or other nominee with voting instructions, your shares may be treated as “broker non-votes.”

Generally, broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Banks, brokers or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as Proposal Nos. 1 and 3, although they may vote their clients’ shares on “routine matters,” such as Proposal No. 2.

REVOCATION OF PROXY: If you are the stockholder of record of shares of our common stock as of the close of business on the record date, you can revoke your proxy at any time before its exercise by:

•

sending a written notice to CEIX at 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, attention: Secretary, bearing a date later than the date of the proxy, that is received prior to the Annual Meeting, stating that you revoke your proxy;

•	submitting your voting instructions again by telephone or over the Internet;

•	signing another valid proxy card bearing a later date than the proxy initially received and mailing it so that it is received by CEIX prior to the Annual Meeting; or

•	participating in and voting electronically via the CEIX Meeting Website during the virtual Annual Meeting.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction form, or contact your bank, broker or other nominee, in order to revoke your previously delivered proxy. Attendance at the Annual Meeting without a request to revoke a proxy will not by itself revoke a previously executed and delivered proxy.

10	– 2021 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE MEETING: Due to the ongoing public health considerations associated with the coronavirus outbreak (“COVID-19”), the Annual Meeting will be held solely via live webcast at www.virtualshareholdermeeting.com/CEIX2021, on April 28, 2021 at 9:00 a.m. Eastern Time and you will not be able to be physically present at the Annual Meeting. You will be able to participate virtually, vote your shares of CEIX Common Stock electronically and submit questions online during the Annual Meeting.

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, vote instruction form or notice you previously received. The Annual Meeting webcast will begin promptly at 9:00 a.m. Eastern Time on April 28, 2021, and CEIX stockholders will be able to log in beginning at 8:45 a.m. Eastern Time. The virtual Annual Meeting platform is fully supported across browsers (Firefox, Chrome, Edge and Safari). Participants in the Annual Meeting should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage participants in the virtual Annual Meeting to log on to the CEIX Meeting Website 15 minutes prior to the start time of the Annual Meeting and ensure that they can hear streaming audio.

ASKING QUESTIONS DURING THE MEETING: During the live question and answer portion of the Annual Meeting, CEIX stockholders may submit questions, which will be answered as they come in, as time permits. If you wish to submit a question, you may do so by logging in to the CEIX Meeting Website, clicking on the “Q&A” button, typing your question in the field titled “Submit a question” and then clicking “Submit”. Only questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

TECHNICAL SUPPORT FOR ACCESSING MEETING: We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting via the CEIX Meeting Website. If you encounter any difficulties accessing the virtual CEIX Meeting Website during the check-in or meeting time, please call the technical support number that will be posted on the virtual CEIX Meeting Website log in page.

PROXY SOLICITATION: All costs relating to the solicitation of proxies will be borne by CEIX. Georgeson LLC has been retained by CEIX to aid in the solicitation of proxies at an estimated cost of $10,000, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. None of these directors, officers or employees will receive any additional or special compensation for soliciting proxies. Upon request, CEIX will reimburse banks, brokers and other nominees for their reasonable expenses in sending proxy materials to their customers who are beneficial owners of CEIX’s common stock.

SECRECY IN VOTING: As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by CEIX. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

– 2021 Proxy Statement	11

PROPOSAL NO. 1 — ELECTION OF CLASS I AND CLASS III DIRECTORS

The Nominating and Corporate Governance Committee has recommended, and the Board has nominated, our current Class I directors, Sophie Bergeron and James A. Brock, and our current Class III directors, William P. Powell and John T. Mills, whose terms expire at the Annual Meeting, for re-election by the stockholders as Class I directors and Class III directors, respectively, at the Annual Meeting. Upon election, each such director will serve a one-year term until the 2022 annual meeting of stockholders or until his or her successor is elected and qualified, or his or her earlier death, resignation or removal.

To be elected, each nominee must receive a plurality of the votes cast (i.e., the director nominees who receive the highest number of “for” votes cast, up to the maximum number of directors to be elected, are elected as directors). If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate, as recommended by the Nominating and Corporate Governance Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Our bylaws provide that if an incumbent director receives a greater number of votes “withheld” from his or her election than votes “for” such director nominee’s election, the director must tender his or her resignation promptly to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision and the underlying rationale in a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.

The biographies included in this Proxy Statement below include information concerning the nominees for director and the continuing directors, including their recent employment, positions with CEIX, other directorships, board committee memberships and ages as of March 15, 2021.

12	– 2021 Proxy Statement

PROPOSAL NO. 1—ELECTION OF CLASS I AND CLASS III DIRECTORS | Biographies of Class I and Class III Director Nominees

Biographies of Class I and Class III Director Nominees

SOPHIE BERGERON
VICE PRESIDENT HSEC - ENERGY AND MINERALS, RIO TINTO Director Since: 2019 Age: 43	Class I Director Term expires 2021 CEIX Committees: • Nominating and Corporate Governance • Health, Safety and Environmental (Chair)

BACKGROUND:

Sophie Bergeron joined the Board on March 1, 2019. She currently serves as a member of our Board’s Health, Safety and Environmental Committee, which she chairs, and Nominating and Corporate Governance Committee. In April 2020, Ms. Bergeron began her current position as Vice President HSEC – Energy and Minerals for Rio Tinto. Prior to her current role, she worked for Goldcorp Inc. (now Newmont Corporation), a gold production company headquartered in Vancouver British Columbia, Canada, which she joined in 2010. At Newmont Corporation, Ms. Bergeron worked across the company’s project portfolio and mining operations in the Americas, serving as the General Manager for Newmont Corporation’s Éléonore Mine (James Bay, Québec), a position she held from April 2019 to February 2020, as the Mine General Manager, a position she held from November 2017 to April 2019, and as the Project Manager for the Century Project (Timmins, Ontario), a position she held from December 2016 to October 2017. Prior to that, Ms. Bergeron was the Operations Manager for Goldcorp’s Hoyle Pond Mine (Timmins, Ontario) from February 2015 to February 2016 and the Operations Manager for the Mine Ramp-Up (Cerro Negro, Argentina) from July 2014 to February 2015. Her other positions at Goldcorp included Director, Health and Safety from November 2012 to June 2014 and Senior Mining Engineer from September 2010 to November 2012. Prior to joining Goldcorp in 2010, Ms. Bergeron held various positions with Xstrata Nickel (Xstrata), a nickel producer headquartered in Toronto, Canada. During her time at Xstrata, Ms. Bergeron rose to the position of Continuous Improvement Superintendent, completed her Six Sigma certification and earned a certificate in business optimization from Melbourne University in Australia. Ms. Bergeron is an active member of the Québec Mining Association and sat on its board of directors from 2018-2019.

QUALIFICATIONS:

Through Ms. Bergeron’s education and experience, she has gained expertise in the mining sector, which provides significant value and insight to the Board, particularly with respect to operating and strategic issues. Ms. Bergeron has extensive expertise in health and safety, mine operations management and continuous improvement.

JAMES A. BROCK
PRESIDENT & CHIEF EXECUTIVE OFFICER OF CEIX Director Since: 2017 Age: 64	Class I Director Term expires 2021 CEIX Committees: • Health, Safety and Environmental

BACKGROUND:

James A. Brock has served as our Chief Executive Officer since June 2017, and as our President since December 2017, and he has been a member of our Board since November 28, 2017. He currently serves as a member of our Board’s Health, Safety and Environmental Committee. Mr. Brock previously served as the Chief Operating Officer-Coal of CNX from December 10, 2010 until November 28, 2017, when CEIX separated from CNX. Since May of 2015, Mr. Brock also served as Chief Executive Officer and Chairman of the board of directors of the general partner of CONSOL Coal Resources LP during such time as CCR was a publicly-traded master limited partnership and he continues to serve in such roles now that CCR is a wholly-owned subsidiary of the Company. Previously, he served as Senior Vice President-Northern Appalachia-West Virginia Operations of CNX from 2007 to 2010, and as Vice President-Operations of CNX from 2006 to 2007. Mr. Brock began his career with CNX in 1979 at the Matthews Mine and since then has served at various locations in many positions including Section Foreman, Mine Longwall Coordinator, General Mine Foreman and Superintendent. Mr. Brock’s achievements in mining were recognized with him being named 2010 Coal Safety Leader of the Year in West Virginia and his induction into the West Virginia Coal Hall of Fame in 2016. Mr. Brock also currently serves as the Treasurer of the Pennsylvania Coal Alliance board of directors, as a member of the boards of directors of the National Coal Council and the American Coalition for Clean Coal Electricity (ACCCE) and as a member and chair of the board of directors of the National Mining Association.

QUALIFICATIONS:

With a career in coal spanning five decades, we believe Mr. Brock’s extensive knowledge of our industry and our operations gained during his years of service with CNX, and now CEIX, provides our Board with valuable experience.

– 2021 Proxy Statement	13

PROPOSAL NO. 1—ELECTION OF CLASS I AND CLASS III DIRECTORS | Biographies of Class I and Class III Director Nominees

JOHN T. MILLS
FORMER CHIEF FINANCIAL OFFICER— MARATHON OIL CORPORATION Director Since: 2017 Age: 73	Class III Director Term expires 2021 CEIX Committees: • Audit (Chair) • Compensation • Health, Safety and Environmental

BACKGROUND:

John T. Mills joined the Board on November 14, 2017. He currently serves as a member of our Board’s Audit Committee, which he chairs, Compensation Committee and Health, Safety and Environmental Committee. Mr. Mills previously served as a member of the board of directors of CNX from March 2006 until November 28, 2017, when CEIX separated from CNX. From December 2007 until August 2015, he served on the board of directors of Cal Dive International Inc., a marine contractor providing manned diving, derrick, pipelay and pipe burial services to the offshore oil and natural gas industry, where he served as lead independent director, and as a member of the audit, compensation, and corporate governance and nominating committees. From January 2008 through June 2010, Mr. Mills was a member of the board of directors and audit, conflicts and risk management committees of Regency GP, LLC, the general partner of Regency GP, LP, the general partner of Regency Energy Partners LP, a natural gas gathering, processing and transportation master limited partnership. Mr. Mills joined the board of directors of Horizon Offshore, Inc., a marine construction company, in June 2002 and served as the chairman of the board of directors from September 2004 until December 2007, when Horizon Offshore, Inc. was acquired by Cal Dive International, Inc. Mr. Mills was the Chief Financial Officer of Marathon Oil Corporation, an integrated energy company, from January 2002 until his retirement in December 2003. In 2011, Mr. Mills attended the Harvard Business School program “Making Corporate Boards More Effective.”

  QUALIFICATIONS:

As a licensed attorney with over 40 years of business experience, including 16 years as an officer of Marathon Oil Corporation and U.S. Steel
Corporation, Mr. Mills brings significant knowledge and experience to our Board. In particular, Mr. Mills brings an in-depth understanding of the evaluation of organic growth capital projects and acquisition and disposition opportunities, and the importance of maintaining a competitive capital structure and liquidity. In addition, having previously served as Senior Vice President, Finance and Administration, and later Chief Financial
Officer of Marathon Oil Corporation, Mr. Mills has developed a wealth of financial knowledge with respect to the oversight of (i) the preparation of consolidated financial statements, (ii) internal audit functions, and (iii) public accountants, skills which are critical to our company and particularly our Audit Committee.

WILLIAM P. POWELL
MANAGING PARTNER—535 PARTNERS LLC Director Since: 2017 Age: 65	Class III Director Term expires 2021 CEIX Committees: • Audit • Compensation • Health, Safety and Environmental

BACKGROUND:

William P. Powell joined the Board on November 28, 2017 and has served as Chair of our Board since that time. He currently serves as a member of our Board’s Audit Committee, Compensation Committee and Health, Safety and Environmental Committee. Mr. Powell previously served as a member of the board of directors of CNX from January 2004 until November 28, 2017, when CEIX separated from CNX. Mr. Powell also previously was a director of Cytec Industries, a global specialty chemicals and materials company, from 1993 until its merger with Solvay SA in December 2015, where he served as lead independent director, as chair of the governance committee and as a member of the audit committee. From May 2001 until May 2007, Mr. Powell was a Managing Director of William Street Advisors, a New York City-based merchant banking boutique. Mr. Powell resigned from William Street Advisors to establish a family office, 535 Partners LLC, where he has served as Managing Partner since May 2007. Prior to his time at William Street Advisors, he served as a Managing Director of UBS Warburg LLC and its predecessor Dillon, Read & Co. Inc. since 1991.

QUALIFICATIONS:

With an MBA degree and over 30 years of financial, management and investment experience, Mr. Powell brings a wealth of knowledge to our Board. Having served on multiple public company boards for over 20 years, Mr. Powell also has significant expertise in corporate governance matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE-NAMED CLASS I AND CLASS III DIRECTOR NOMINEES FOR RE-ELECTION TO THE BOARD OF DIRECTORS.

14	– 2021 Proxy Statement

PROPOSAL NO. 1—ELECTION OF CLASS I AND CLASS III DIRECTORS | Biographies of Continuing Class II Directors

Biographies of Continuing Class II Directors with Terms Expiring at the 2022 Annual

Meeting of Stockholders

JOSEPH P. PLATT
GENERAL PARTNER—THORN PARTNERS, LP Director Since: 2017 Age: 73	Class II Director Term expires 2022 CEIX Committees: • Compensation (Chair) • Nominating and Corporate Governance • Health, Safety and Environmental

BACKGROUND:

Joseph P. Platt joined the Board on November 28, 2017. He currently serves as a member of our Board’s Compensation Committee, which he chairs, Nominating and Corporate Governance Committee and Health, Safety and Environmental Committee. Mr. Platt previously served as a member of the board of directors of CNX Resources Corporation (“CNX”), CEIX’s former parent, from May 2016 until November 28, 2017, when CEIX separated from CNX. He is the general partner at Thorn Partners, LP, a family limited partnership, a position he has held since 1998. Mr. Platt’s career at Johnson and Higgins, a global insurance broker and employee benefits consultant (J&H), spanned 27 years until 1997, when J&H was sold to Marsh & McLennan Companies. At the time of the sale, Mr. Platt was an owner, director and executive vice president of J&H. Mr. Platt has served on the board of directors of Greenlight Capital Re, Ltd., a property and casualty reinsurer, since 2004 and has been its lead independent director since 2007, and also serves as an independent director of BlackRock’s Multi-Asset Funds and on the boards of various other nonpublic companies and not-for-profit institutions.

QUALIFICATIONS: Mr. Platt brings significant financial, compensation and risk management expertise to our Board.

EDWIN S. ROBERSON
FORMER CHIEF EXECUTIVE OFFICER— CHRIST COMMUNITY HEALTH SERVICES Director Since: 2017 Age: 76	Class II Director Term expires 2022 CEIX Committees: • Audit • Nominating and Corporate Governance (Chair) • Health, Safety and Environmental

BACKGROUND:

Edwin S. Roberson joined the Board on November 28, 2017. He currently serves as a member of our Board’s Audit Committee, Nominating and Corporate Governance Committee, which he chairs, and Health, Safety and Environmental Committee. Mr. Roberson previously served as a member of the board of directors of CNX from May 2016 until November 28, 2017, when CEIX separated from CNX. From 2014 until his retirement on December 31, 2017, Mr. Roberson served as Chief Executive Officer of Christ Community Health Services, a health system of eight clinics providing high quality healthcare to the underserved in the Memphis, Tennessee community. Prior to that, Mr. Roberson served as Chief Executive Officer of various cancer research and biotech firms, and as President of Beacon Consulting, LLC, a business consulting firm, from 2006 to 2011. From 1991 to 2006, he worked at Conwood LLC, the nation’s second-largest manufacturer of smokeless tobacco products and a major seller and distributor of tobacco products manufactured by third parties, where he served in several roles, including Chief Financial Officer and, ultimately, President. After serving in the Army from 1969 to 1971, where he was awarded two Bronze Stars in Vietnam, Mr. Roberson, a certified public accountant, began his professional career at KPMG, an international accounting and consulting firm, where he was a tax partner until 1991. Mr. Roberson also served on the board of directors of Paragon National Bank, where he was chairman of the audit committee. Mr. Roberson currently serves on the board of directors of Infocare, Inc. (US), and on the boards of directors of several private companies. Additionally, he serves on the Board of Directors of the Sycamore Institute and the Gateway for Cancer Research.

QUALIFICATIONS:

Mr. Roberson received a BSBA in accounting from the University of North Carolina at Chapel Hill and an MBA from the University of Georgia. Mr. Roberson brings to the Board significant leadership skills and financial, accounting and strategy expertise. Further, Mr. Roberson is a certified public accountant, now retired.

– 2021 Proxy Statement	15

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of CEIX’s independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for CEIX for the fiscal year ended December 31, 2021. The Board now recommends that CEIX’s stockholders ratify this appointment.

Neither CEIX’s governing documents nor the law require stockholder ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm. However, the Board is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of CEIX and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the meeting and respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

16	– 2021 Proxy Statement

AUDIT COMMITTEE AND AUDIT FEES

Audit Committee Report

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“E&Y”), CEIX’s independent registered public accounting firm, the audited financial statements of CEIX for the fiscal year ended December 31, 2020 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with E&Y the matters required to be discussed under the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (Auditing Standard No. 1301—Communications with Audit Committees) and the SEC relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the registered public accounting firm’s activities or access to requested information and any significant disagreements with management.

The Audit Committee also has received the written disclosures and letter from E&Y regarding E&Y’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm that firm’s independence from CEIX and its subsidiaries.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in CEIX’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Members of the Audit Committee:

John T. Mills, Chair

William P. Powell

Edwin S. Roberson

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CEIX under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that CEIX specifically incorporates the Report by reference therein.

– 2021 Proxy Statement	17

AUDIT COMMITTEE AND AUDIT FEES | Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The following table presents fees billed for professional audit services rendered by E&Y in connection with its audits of CEIX’s annual financial statements for the years ended December 31, 2020 and 2019 and fees for other services rendered by E&Y during those periods, excluding the fees billed to CONSOL Coal Resources LP (“CCR”).

	2020 (E&Y Fees)	2019 (E&Y Fees)
Audit Fees	$1,503,300	$1,396,200
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$7,200	$7,200

Total	$1,510,500	$1,403,400

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

The fees for professional services rendered in connection with the audit of CEIX’s annual financial statements, for the review of the financial statements included in CEIX’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

There were no professional services for audit-related fees in 2020 or 2019.

Tax Fees

There were no professional services for tax-related work in 2020 or 2019.

All Other Fees

The fees for products and services provided, other than for the services reported under the headings “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” These fees were for publications and online subscriptions.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee, or the Chair of the Audit Committee, must preapprove all audit and non-audit services provided to CEIX by its independent registered public accounting firm. The Audit Committee must consider whether such services are consistent with SEC rules on auditor independence. All of the services performed by E&Y in 2020 were pre-approved by the Audit Committee.

18	– 2021 Proxy Statement

PROPOSAL NO. 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), CEIX is required to provide its stockholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executive officers. Accordingly, we ask our stockholders to vote, on an advisory basis, “FOR” the compensation paid to our named executive officers in 2020 as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to CEIX’s named executive officers, as disclosed in this Proxy Statement, including the “Compensation Discussion and Analysis” compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.”

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•	links a significant portion of total compensation to performance, which we believe will create long-term stockholder value;

•	includes long-term compensation, some of which, is delivered in equity which encourages our named executive officers to act as owners of CEIX;

•	is tied to overall corporate performance, and financial and operational goals (annual and long-term) such that our executives are paid for performance;

•	enhances retention in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions;

•	discourages unnecessary and excessive risk-taking; and

•	provides a competitive total pay opportunity.

The Compensation Committee reviews the compensation programs for our executive officers to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” beginning on page 23, and the tabular compensation disclosures and accompanying narrative discussion beginning on page 34. The Compensation Discussion and Analysis discusses our executive compensation philosophy, programs and objectives, while the tabular compensation disclosures and accompanying narrative discussion provide detailed information on the compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation paid to our named executive officers in 2020 as described in this Proxy Statement (including the Compensation Discussion and Analysis, the compensation tables and other related compensation disclosures required by Regulation S-K Item 402 and contained herein). This proposal is intended to give our stockholders the opportunity to express their views on the compensation paid to our named executive officers in 2020. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executive officers, and the philosophy, policies and practices described in this Proxy Statement.

As an advisory vote, your vote will not be binding on CEIX, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which are responsible for designing and administering CEIX’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our named executive officers in 2020, we will consider our stockholders’ concerns, if any, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

After our stockholders voted in 2018, on an advisory basis, on the frequency of this advisory vote on compensation, the Company elected to hold future advisory votes on compensation on an annual basis until the next stockholder advisory vote on frequency, which we expect will be conducted at our annual meeting of stockholders in 2024.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN 2020, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

– 2021 Proxy Statement	19

EXECUTIVE OFFICERS

CEIX’s executive officers are listed below. Each officer is appointed by the Board and holds office for the term set forth in the officer’s written employment agreement or until the officer’s successor has been elected and qualified, or until such officer’s earlier death, resignation or removal.

Name	Age	Executive Since	Position
James A. Brock	64	2017	President and Chief Executive Officer
Miteshkumar B. Thakkar	42	2020	Chief Financial Officer
John M. Rothka	43	2017	Chief Accounting Officer & Controller
Kurt R. Salvatori	51	2017	Chief Administrative Officer
Martha A. Wiegand	50	2017	General Counsel and Secretary

The biographical information for Mr. Brock is provided under the caption “Proposal No. 1 – Election of Class I and Class III Directors – Biographies of Class I and Class III Director Nominees” on page 13.

Miteshkumar B. Thakkar

Mr. Thakkar has served as our Chief Financial Officer since June 2020 and served as our interim Chief Financial Officer from January 2020 until his appointment as Chief Financial Officer in June 2020. Mr. Thakkar also served as the interim Chief Financial Officer of the general partner of CONSOL Coal Resources LP from January 2020 to June 2020 and as the Chief Financial Officer of the general partner of CONSOL Coal Resources LP since June 2020, a role he continues to hold following the Company’s consummation of the merger transaction with CCR (the “CCR Merger”). Mr. Thakkar has also served as Director of Finance and Investor Relations of CEIX and CONSOL Coal Resources LP from November 2017 until June 2020 and as Director of Finance and Investor Relations of CONSOL Coal Resources LP from May 2015 until June 2020. He previously served in various roles in the equity research department of FBR Capital Markets Corporation (now part of B. Riley FBR, Inc.) from May 2007 through May 2015 where he provided equity research coverage for companies in the metals and mining sector starting as an intern and moving up to VP, Research Analyst from July 2011 to May 2015. Prior to his work at FBR, he served in various roles at Reliance Engineering Associates Pvt. Ltd. from September 2002 through June 2006 where he managed project planning and controls for various petrochemical and telecom-related projects. Mr. Thakkar holds a Bachelors of Engineering (Mechanical) degree from the Maharaja Sayajirao University of Baroda and a Masters in Business Administration degree from Texas A&M University.

John M. Rothka

Mr. Rothka has served as Chief Accounting Officer and Controller since November 2017. Mr. Rothka has served as the Chief Accounting Officer of the general partner of CONSOL Coal Resources LP, a position he has held since August 2017 and a role he continues to hold following the consummation of the CCR Merger. Prior to his appointment as the Chief Accounting Officer of the general partner of CONSOL Coal Resources LP and beginning in July 2015, Mr. Rothka served as the Controller of the general partner. Mr. Rothka joined the Accounting Department of CNX in September 2005, where he served in positions of increasing responsibility, and was promoted to Senior Manager in February 2012, a position he served in until July 2015. Prior to joining CNX, Mr. Rothka began his professional career at the accounting firm of Aronson LLC, where he served from September 1999 to November 2002, before joining Deloitte from November 2002 to September 2005, where he held several positions of increasing responsibility in the audit and assurance groups. Mr. Rothka is a certified public accountant.

20	– 2021 Proxy Statement

EXECUTIVE OFFICERS

Kurt R. Salvatori

Mr. Salvatori has served as our Chief Administrative Officer since July 2017. Mr. Salvatori has also served as Vice President- Administration of CONSOL Pennsylvania Coal Company since January 2017. Previously, Mr. Salvatori served as Vice President Shared Services for CNX from July 2016 to December 2017, and prior to that as Vice President Human Resources for CNX from September 2011 to June 2016. Mr. Salvatori has also served as a member of the Board of Directors of the general partner of CONSOL Coal Resources LP since November 2017. Mr. Salvatori joined CNX in April 1992 and held numerous positions at CNX and CNX Gas Corporation, including Director of Human Resources from April 2006 to September 2011, Manager of Human Resources from January 2005 to April 2006, and Supervisor of Retirement and Investment Plans from April 2002 to January 2005. Active in non-profit organizations, Mr. Salvatori currently serves as a trustee of the Washington County Community Foundation and was previously a trustee of the Washington County Community Foundation from 2010 through June 2019. He has also served as a trustee of the Monongahela Health System since 2014. Mr. Salvatori has also served as chairman of the CONSOL Energy Political Action Committee (PAC) since 2017. In 2019, Mr. Salvatori became a trustee of the newly founded CONSOL Cares Foundation.

Martha A. Wiegand

Ms. Wiegand has served as our General Counsel and Secretary since July 2017. Ms. Wiegand has also served as General Counsel and Secretary of the general partner of CONSOL Coal Resources LP since March 2015, and as a member of the Board of Directors of the general partner since January 2, 2020, roles which she continues to hold following the consummation of the CCR Merger. Ms. Wiegand joined the legal department of CNX in December 2008 as Senior Counsel and was promoted to Associate General Counsel of CNX effective in 2012, where she was responsible for a variety of legal matters, including coal and natural gas marketing and transportation, labor and employment, financing arrangements and certain corporate transactions. Prior to joining CNX, Ms. Wiegand worked for approximately 10 years for several large Pittsburgh-based law firms, where she handled financing and corporate transactions for clients in the banking and energy industries, among others. She is licensed to practice law in Pennsylvania and is a member of the American Bar Association, the Pennsylvania Bar Association and the Energy & Mineral Law Foundation. Ms. Wiegand has also served on the American Coalition for Clean Coal Electricity (ACCCE) Strategy & Policy Committee since 2018 and on the Board of Trustees of the Energy & Mineral Law Foundation since 2019. She also served on the Committee of Unsecured Creditors in the Westmoreland Coal Company bankruptcy.

– 2021 Proxy Statement	21

EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis –

Named Executive Officers

James A. Brock
President and Chief Executive Officer
Martha A. Wiegand
General Counsel and Secretary
Kurt R. Salvatori
Chief Administrative Officer
James J. McCaffrey
Former Chief Commercial Officer

22	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Compensation Discussion and Analysis

As one of the major producers of high-Btu bituminous thermal and crossover metallurgical coal in the United States, we operate with a pay for performance philosophy in a challenging, highly competitive and rapidly evolving environment. This Compensation Discussion and Analysis (“CD&A”) discusses the compensation decisions made for the fiscal year 2020 with respect to our named executive officers (“NEOs”), who are listed below.

Our Named Executive Officers (NEOs)

Name	Title

James A. Brock	President and Chief Executive Officer

Martha A. Wiegand	General Counsel and Secretary

Kurt R. Salvatori	Chief Administrative Officer

James J.McCaffrey	Former Chief Commercial Officer

Executive Summary

HOW DID WE PERFORM?	✓	— Strengthened the CEIX balance sheet by making net payments toward debt of approximately $86 million in 2020
	✓	— Exceeded the target performance level for the 2020 STIC and exceeded the target performance level for 2020 LTIC with respect to pre-established performance metrics in our long-term incentive program
	✓	— Failed to meet the pre-established performance-metrics of our 2019, 2018, 2017 and 2016 long-term incentive plans
▼
WHAT DID WE CHANGE FOR 2020?	✓

—   Implemented performance-based annual and long-term variable incentive compensation with goals tied to the achievement of unit cost per ton, debt reduction, incentive compensation plan free cash flow and environmental incident severity annual targets, as well as debt reduction and relative TSR modifier for long-term targets for our NEOs

	✓	— Reviewed and approved adjustments in our peer group
	✓	— Obtained Board and shareholder approval of our 2020 Omnibus Performance Incentive Plan
▼
HOW DO WE DETERMINE PAY?	✓

—   Design competitive pay programs to reward executives for positive company pre-established financial and operational goals, mitigate material risks and align with stockholder interests’ equity-based long-term incentive awards

	✓	— Establish pay levels commensurate with performance and the need to retain high-quality talent, as well as to preserve internal equity among new NEOs
✓

—   Consider many factors, including the advice of our Compensation Committee’s independent compensation consultant, internal pay equity among executives and the alignment of total pay opportunity and pay outcomes with performance and external competitive market data relating to our peer group and general industry

▼

– 2021 Proxy Statement	23

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

HOW DID WE PAY OUR NEOS?	✓	— Base salaries reflected each NEO’s role, responsibility, experience and market conditions
✓

—   Authorized above target payouts to our NEOs, under our 2020 STIC to recognize above target performance against pre-established performance goals tied to unit cost per ton, incentive compensation plan free cash flow and environmental incident severity control

✓

—   Vesting under our 2020 long-term program to recognize above target performance against pre-established performance goals related to incentive compensation plan free cash flow, debt reduction and relative TSR

✓

—   Long-term equity incentives granted at target levels delivered through a mix of performance-based restricted stock units (“PSUs”) for our CEO (50%), performance-based cash (“PBCs”) for all other NEOs (25%) and time-based restricted stock units (“RSUs”) for our CEO (50%) and for all other NEOs (75%)

	✓	— No off-cycle equity awards or material perquisites for any of our NEOs
▼
HOW DO WE ADDRESS RISK AND GOVERNANCE?	✓

—   Provide an appropriate balance of short and long-term compensation with payouts based on the company’s achievement of pre-established financial and operational goals, including a focus on sustainability, environmental compliance and safety

✓

—   Follow practices that promote good governance and serve the interests of our stockholders, with threshold and maximum payout caps for annual cash incentives and long-term performance awards, and policies on clawbacks, anti-pledging, anti-hedging, insider trading, stock ownership and equity grant practices

	✓	— Solicit “say-on-pay” stockholder vote annually at stockholder meeting
	✓	— Conduct an annual risk assessment of our compensation policies and practices through our Compensation Committee, with the assistance of an independent compensation consultant
	✓	— Review our compensation program and practices with an independent compensation consultant that reports directly to our Compensation Committee
▼
WHY YOU SHOULD APPROVE THE SAY-ON-PAY PROPOSAL	✓	— Fiscal 2020 performance continued to support long-term stockholder value
	✓	— Fiscal 2020 annual and long-term incentive payouts for our NEOs aligned with company performance
	✓	— Our pay program is aligned with stockholder interests, emphasizing achievement of strategic objectives both annually and over the long-term

24	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Say-on-Pay Vote

We took into consideration the results of the say-on-pay voting by our stockholders last year when reviewing our current policies and practices related to compensation of our NEOs. Of the 19,695,465 million votes cast by our stockholders, 78% were in favor of our 2020 executive compensation program. While we believe we have a fair and effective compensation program, we are gratified to receive the vote of confidence from our stockholders. However, we did receive investor feedback that we should consider delivering a portion of our Long-Term Incentive Compensation (“LTIC”) in cash rather than equity to address dilution of our stock. Accordingly, we redesigned our current compensation program to award cash based phantom units or performance-based cash, the payment of which is dependent on the satisfactory achievement of performance metrics related to Incentive Compensation Plan Free Cash Flow and Debt Reduction. We commit to staying up-to-date on recommended best practices where appropriate. Our Compensation Committee and senior management will continue to consider stockholder input, including the advisory say-on-pay vote, as we evaluate the future design of our executive compensation programs and the specific compensation decisions for each of our NEOs.

CEIX Executive Compensation Policies and Practices

Our commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by our Compensation Committee and our Board, which include the following governance practices and policies:

WHAT WE DO	WHAT WE DON’T DO

  ✓  Pay for Performance

   ✓  Meaningful Stock Ownership/Holding Requirements

   ✓  Anti-Hedging Policy

   ✓  Assess Compensation Risk

   ✓  Equity Grant Practices Policy

   ✓  Clawback Provisions in All Incentive Awards

   ✓  Double Trigger Cash Change in Control Provisions

   ✓  Independent Compensation Consultant

No Excessive Perquisites No Income Tax Gross Ups No Backdating of Stock Options No Repricing of Stock Options (without stockholder approval) No Discounting of Stock Options

CEIX Executive Compensation Philosophy

Our compensation philosophy is designed to attract and retain key talent necessary for us to compete, promote a pay-for-performance culture, incentivize our NEOs to achieve desired financial and operating results, and create a balanced compensation program that aligns risk-taking with the sustainability and long-term financial health of our company.

Our philosophy is founded on the following six guiding principles:

•	Compensation targets and the mix of pay based on market practices.

•	Actual compensation should align with results against performance objectives.

•	Incentives should promote above-median pay when performance exceeds company and peer expectations and below-median pay when performance lags behind these indicators.

•	Compensation should be aligned with the long-term interest of our stockholders.

•	Compensation practices and policies should not encourage unreasonable risk-taking.

•	Compensation programs should align with our corporate values.

Our compensation philosophy also reflects our commitment to enhancing management retention and leadership stability in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions described on pages 30-31, relating to our long-term compensation programs.

– 2021 Proxy Statement	25

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

2020 Compensation Overview

Elements of Total 2020 Compensation Program. In 2020, our NEOs were compensated through the following elements of compensation.

Compensation Element	Form of Compensation	Purpose

Base Salary	Cash	Fixed compensation element designed to attract and retain key executives

2020 Short-Term Incentive Compensation (“STIC”)	Cash	At risk compensation is designed to motivate NEOS to achieve goals relating to incentive compensation plan free cash flow, unit cost per ton and environmental incident severity

2020 Long-Term Incentive Compensation (“LTIC”)

Equity: Performance-based restricted stock units (for CEO) and service-base restricted stock units (for NEOs other than CEO) that vest ratably over 3 years

Cash: Performance-based cash award units (for NEOs other than CEO) that vest ratably over 3-year period

At risk compensation is designed to motivate NEOs to achieve incentive compensation plan free cash flow, debt reduction and relative TSR goals, which promotes investor alignment through ownership consistent with peer group practices; cash settled awards prevent dilution in volatile market environment and are being offered in direct response to investor feedback to address the dilution of our common stock

Change in Control and Non CIC Severance Agreements	Cash severance including post-termination benefits	Attracts and retains NEOs, provides competitive benefits and ensures NEOs remain focused to act in best interest of company if faced with significant strategic event

Retirement Benefits	Active qualified 401(k) savings plan with company matching and discretionary contributions	Broad-based plan that provides income security through employee and company contributions for all participants including NEOs

Pay Mix. The charts below illustrate the target total direct compensation opportunity for 2020 for Mr. Brock and the average of our other NEOs; 63.2% of CEO’s total direct compensation is equity based and 53.7% is performance-based.

CEO 14.7% Base; 22.1% STIC; 63.2% LTIC	Other NEOs 32.7% Base; 17.4% STIC; 49.9% LTIC

26	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

Our Compensation Committee and Management Roles. Our Compensation Committee requests that the CEO be present at committee meetings, where compensation and corporate performance are discussed and evaluated. The CEO is encouraged to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only independent committee members are allowed to vote on decisions made regarding executive compensation. In making its determinations with respect to executive compensation, the committee is supported by CEIX’s Chief Administrative Officer, its General Counsel and Mercer, the committee’s independent compensation consultant. While the committee meets with the CEO to discuss his own compensation package, ultimately, decisions regarding the CEO’s compensation are made by the committee in executive session without the CEO or any other executive officer present, solely based upon the committee’s deliberations. Decisions regarding other NEOs who report directly to the CEO are also made by the committee (or Board, in the case of equity grants, absent a delegation to the committee or CEO) after considering recommendations from the CEO, Mercer and the Chief Administrative Officer.

CEIX Compensation Consultant. Our Compensation Committee retained Mercer as an independent compensation consultant directly, although in carrying out its assignments, Mercer also interacts with CEIX management when necessary and appropriate. Specifically, the Chief Administrative Officer, responsible for Human Resources matters, including executive compensation, interacts with the consultant to provide compensation data, best practices data, and executive compensation trends. In addition, Mercer may, in its discretion, seek input and feedback from executives regarding its consulting work product prior to the presentation to the Compensation Committee to align with CEIX’s business strategy, to determine that additional data may need to be gathered, or to identify other issues, if any, prior to the presentation to the Compensation Committee. Annually, the Compensation Committee reviews with management the independence of any compensation consultant it retains. In February 2021, the Compensation Committee conducted an independence review of Mercer by analyzing the factors mandated by the listing standards of the New York Stock Exchange and concluded that there were no conflicts of interest arising from Mercer’s work. In 2020, CEIX paid Mercer $93,764 in connection with its work providing executive compensation consulting to the Compensation Committee.

Besides Mercer’s involvement with the Compensation Committee, it and its affiliates also provide other nonexecutive compensation services to us. Neither the Board nor the Compensation Committee reviewed or approved these other services, as these other services were approved by management in the ordinary course of business. The total amount paid for these other services provided in 2020 was $3,089,146, consisting of $2,745,471 paid to Mercer for health and wealth consulting services and $343,675 paid to Mercer’s parent company, Marsh & McLennan Companies, for property/casualty insurance consulting and brokerage services. The Compensation Committee determined that the other services provided did not raise any conflicts of interest.

2020 Compensation Actions and Programs in Effect

2020 Peer Group. The Compensation Committee selected the following 11 publicly traded companies (the “Peer Group”) based on the recommendation of Mercer, which includes companies in the coal and energy industry similar in revenue size to CEIX and with industry and business characteristics comparable to CEIX in terms of revenue and market cap and with whom we compete for talent. The Compensation Committee does not target a particular percentile within the Peer Group in setting an NEO’s compensation, but uses the Peer Group compensation data as one of several reference points in determining the form and amount of compensation. The Compensation Committee also uses general industry competitive market data to evaluate our NEO total compensation packages.

Alliance Resources Partners, L.P.	Louisiana-Pacific Corporation
Arch Coal, Inc.	Natural Resources Partners L.P.
Cleveland-Cliffs Inc.	Peabody Energy Corporation
Compass Minerals International, Inc.	SunCoke Energy, Inc.
Contura Energy, Inc	Warrior Met Coal, Inc.
Hallador Energy Company

2020 Short-Term Incentive Compensation (STIC). In February 2020, our Compensation Committee approved 2020 annual incentive awards for the performance period beginning January 1, 2020 through December 31, 2020, the payment of which were contingent on the company’s successful achievement of performance goals related to (1) unit cost per ton (weighted at 35%), (2) incentive compensation plan (“ICP”) free cash flow (weighted at 35%), and

– 2021 Proxy Statement	27

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

(3) environmental incident severity (weighted at 10%). These awards also were subject to modification influenced by each NEO’s contribution based on his or her individual performance (weighted at 20%) as determined by our President and CEO and approved by our Compensation Committee. At the time these performance goals were established, our Compensation Committee believed they would encourage our NEOs to stay focused on operational execution and balance sheet strength and environmental safety.

The 2020 STIC award payout formula appears below:

Annual Base Salary	X	Target Opportunity Percentage (% of Base Salary)	X	(+/- Up to 200% Modifiers)	=	2020 STIC Award Payout

2020 STIC Performance Goals included a threshold, target and maximum payout with an additional 20% allocated to individual NEO performance. CEIX actual performance against the company’s pre-established performance goals is described below:

Performance Goal	Unit Cost per Ton (35%)		ICP Free Cash Flow (35%)		Environmental Incident Severity (10%)
Threshold (50%)	$32.67		$54.1M		2.5
Target (100%)	$31.37		$107.5M		2.0
Maximum (200%)	$30.62		$148.4M		1.5
Actual Performance	$31.05	*	$108.9M	*	1.79

Unit Cost per Ton* is defined as the cash cost of coal sold including idle mine costs incurred associated with the COVID-19 pandemic less depreciation, depletion and amortization costs related to the Pennsylvania Mining Operation assets divided by the total tons of coal sold from the Pennsylvania Mining Operation assets. These costs exclude any indirect costs, such as selling, general and administrative costs, freight expenses, interest expenses, depreciation, depletion and amortization costs on non-production assets and other costs not directly attributable to the production of coal.

ICP Free Cash Flow* means Incentive Compensation Plan (“ICP”) Free Cash Flow, which is Adjusted EBITDA less capital expenditures less interest expense plus proceeds of non-EBITDA producing asset sales less the financial accounting impact of non-EBITDA producing asset sales.

Environmental Incident Severity means a weighted average of all of the Company’s environmental incidents, calculated by a numerator, which represents the sum of all of the Company’s environmental incidents after a rating of “1 to 5” is assigned, with a “1” rating representing little to no environmental impact and a “5” rating representing an incident that has a severe or persisting environmental or public health impact divided by the total number of environmental incidents.

* This CD&A, which relates to 2020 compensation determinations, contains references to one or more financial measures that have not been calculated in accordance with GAAP (indicated by a *). Appendix A to this Proxy Statement contains a reconciliation of these disclosed non-GAAP financial measures, including Unit Cost Per Ton, ICP Free Cash Flow and ICP Cash Flow Per Share, to their most directly comparable GAAP financial measures.

28	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

In February 2021, the Compensation Committee evaluated the Company’s actual performance against the 2020 STIC pre-established performance goals and approved a formulaic payout percentage of 100.24% with respect to company performance against goals as follows:

After applying the individual performance percentage to each NEO, the Compensation Committee approved the following STIC payments to our NEOs

NEO	2020 Target Opportunity Percentage (% of Base Salary)	2020 Target payout Opportunity	NEO Individual payout opportunity	2020 Approved Payout
Mr. Brock	150%	$1,215,000	200%	$1,704,007
Ms. Wiegand	60%	$ 240,000	155%	$ 314,994
Mr. Salvatori	50%	$ 150,000	170%	$ 201,371
Mr. McCaffrey	50%	$ 200,000	200%	$ 210,371

Mr. McCaffrey’s 2020 STIC payout was prorated to reflect his service to October 1, 2020, the effective date of his retirement.

2020 Performance Highlights of Our NEOs

•

James A. Brock. As our Chief Executive Officer, Mr. Brock continued to lead CEIX in its third full year as a standalone company. During the year, Mr. Brock successfully led the Company through the COVID-19 pandemic, overseeing the accomplishment of several key financial and strategic goals despite the pandemic associated demand destruction. For example, the company reduced its overall debt level by $56.2 million during 2020 and completed its transaction to acquire all of the publicly traded units of CONSOL Coal Resources.

•

Martha A. Wiegand. As the General Counsel and Secretary of CEIX, Ms. Wiegand has played a critical role in leading both internal and external teams of lawyers in her role of advising CEIX’s board on various corporate governance and other board-level issues, serving as the top legal advisor for the Pennsylvania Mining Complex and overseeing CEIX’s land, legal, health, safety and environmental, and internal audit functions. During the year, Ms. Wiegand also served as the general counsel, secretary and board member of the general partner of CCR and oversaw the legal aspects of CEIX’s merger with CCR. Under Ms. Wiegand’s leadership, the CEIX legal team successfully mitigated CEIX’s litigation risk exposure by negotiating several settlement agreements on behalf of the Company.

•

Kurt R. Salvatori. As our Chief Administrative Officer, Mr. Salvatori oversees the company’s human resource, government affairs, information technology, cybersecurity and public relations functions. During 2020, these functions further developed and refined the Company’s enterprise resource planning system, led the efforts opposing Pennsylvania’s announced plan to participate in the Regional Green House Gas Initiative and coordinated the Company’s COVID-19 response and continued the overall management of the company’s long-term liability portfolio.

•

James J. McCaffrey. Mr. McCaffrey was our Chief Commercial Officer during 2020 until his retirement effective October 1, 2020. During this period, Mr. McCaffrey led the marketing team, which in the face of the COVID-19 pandemic was able to secure 17.1 million tons of new term and spot coal sales in 2020. Additionally, during the year, the marketing team was able to successfully negotiate $44.7 million in contract buyouts with domestic customers to monetize our contracted position as demand suffered, without jeopardizing any long-term customer relationships.

29	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

2020-2022 Long-Term Incentive Compensation (LTIC). In February of 2020, our Compensation Committee redesigned the long-term program for our NEOs to include grants of PSUs and RSUs for our CEO, and grants of performance-based cash, also referred to as phantom units (PBCs) and RSUs for the remaining NEOs. The RSUs, PBCs and PSUs all vest ratably over a three-year period, although vesting of the PBCs and PSUs is subject to the company’s satisfactory achievement of pre-established performance goals as follows:

Form of 2020 LTIC	Performance Goal and Vesting Period

Performance-Based Restricted Stock Units (PSUs) for our CEO only (weighted at 50%) Performance-based cash for all other NEOs (weighted at 25%)

Performance Goals

- 50% ICP Free Cash Flow

- 50% Debt Reduction

Such goals subject to a TSR Modifier of +/- 20% based pm VanEck Vectors EFT (KOL) and S&P Oil and Gas Exploration & Production EFT (XOP) Indices

Ratable vesting over three-year performance period

Service-Based Restricted Stock Units (RSUs) (weighted at 50% for CEO and 75% for all other NEOs)	Ratable vesting over three-year service period

Our Compensation Committee believes the PSUs, PBCs and RSUs align the interests of our executives with those of our stockholders because (1) the vesting of the PSUs and RSUs increase executive stock ownership and support executive retention, and (2) the vesting of the PSUs and PBCs are tied to the achievement of pre-established goals related ICP Free Cash Flow and Debt Reduction, modified +/- 20% by a TSR modifier tied to the performance of TSR of KOL and XOP Indices as described further below. Our Compensation Committee also designs the targets for our future performance goals to be attainable but reasonably difficult to meet such that future performance must generally exceed current fiscal year performance.

The target accounting values for the 2020 PSU and RSU grants for our NEOs appear below, as well as the target dollar value for the PBCs. These values with respect to PSUs and RSUs are computed in the same manner as the stock awards in the Summary Compensation Table that appears on page 34 as explained by footnote 3 to the table. As reflected by the table below, only our CEO received an equity-based long-term award in the form of a PSU. Our other NEOs received performance-based cash in the form of phantom units or performance-based cash, also referred to as PBCs. Each PBC award is denominated in phantom units, which represent a fixed value equal to the closing stock price of the Company’s common stock on February 11, 2020, the date of grant.

Named Executive Officer	PSU Target Grant ($)		PBC Target Grant ($)		RSU Target Grant ($)
Mr. Brock		$1,741,500	$	N/A	$1,741,500
Ms. Wiegand		$—		$150,000	$450,000
Mr. Salvatori		$—		$62,500	$187,500
Mr. McCaffrey	$			$187,500	$562,500

The vesting of the CEOs’ PSUs and the NEOs units will be calculated annually first based on the ICP Free Cash Flow and Debt Reduction pre-established equally weighted goals, subject to the TSR Modifier +/- 20% with the aggregate payout capped at 200% of target performance.

(1)

ICP Free Cash Flow* shall mean adjusted EBITDA less capital expenditures less interest expense plus proceeds of non-EBITDA producing asset sales less the financial accounting impact of non-EBITDA producing asset sales.

(2)	Debt Reduction means the annual change in debt levels during each year of the performance period.

(3)

The Total Shareholder Return (TSR) Modifier shall be determined by measuring the relative total shareholder return of the Company using the 10-day average closing stock price of the Company ending December 31, 2020 with respect to the initial 1/3rd portion of the PSU or PBC grant as compared to the TSR for each of the KOP and XOP indicies using the same methodology for computing TSR. The Compensation Committee shall then determine the Company’s percentile performance separately with respect to each of the KOL and XOP

– 2021 Proxy Statement	30

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

indices and the average of the Company’s TSR performance (expressed as a percentile) against each of the indices will be determined and that average percentile achieved shall determine the extent of the TSR modification as described in the table below.

Performance Period (2020)	Threshold	Target	Maximum
Relative TSR for KOL	25th Percentile	50th Percentile	75th Percentile
Relative TSR for XOP	25th Percentile	50th Percentile	75th Percentile
Average TSR Percentile Achieved	-20%	0%	+20%

2020 to 2022 Payout for 2020 Tranche

The PSU and PBC target performance goals for the 2020 tranche performance period under the 2020-2022 LTIC appear below including actual performance against such goals for the 2020 performance period.

2020	Weight	50% Target	100% Target	200% Target	Actual Performance
ICP Free Cash Flow per share	50%	$2.06	$4.10	$5.66	$4.17*
Debt Reduction	50%	$706.4m	$685.0m	$671.0m	$656.9
TSR Modifier	+/-20%	25th per	50th per	75th per	-20%

In February of 2021, the Compensation Committee evaluated CEIX’s achievement against the above described performance goals under the 2020-2022 LTIC and determined that our NEOs earned the following payouts with respect to the 2020 tranche at 121.8% of target performance.

Named Executive Officer	2020 PSU or PBC Tranche	Target Payout (%)	Payout Amount (# of shares or cash)
Mr. Brock	73,949 shares	121.80%	90,070 shares
Ms. Wiegand	6,370 units	121.80%	$60,903
Mr. Salvatori	2,654 units	121.80%	$25,375
Mr. McCaffrey	7,962 units	121.80%	$76,125

Prior Year LTICs with No Payout for 2020 Tranche

In February of 2021, the Compensation Committee also evaluated CEIX performance against pre-established goals for the 2020 year, for the 2019 LTIC, 2018 LTIC, 2017 LTIC and 2016 LTIC programs and in each case CEIX actual performance related to the respective performance goals for each LTIC program (relating to CEIX stock performance and free cash flow as defined in each respective program) and, failed to meet the threshold performance level, a prerequisite for any vesting or payout under each program. Accordingly, the Committee authorized no vesting of any PSUs with respect to the 2019, 2018, 2017 or 2016 LTICs.

Change in Control and CEO Employment Agreements. In connection with a review of the plans and programs that we assumed from our former parent in connection with the separation, our Compensation Committee recommended, and the Board approved, new severance and double trigger cash severance CIC agreements covering each of our NEOs (other than the CEO), as well as an employment agreement for our CEO and President, all of which became effective on February 15, 2018.

These agreements (including the employment agreement for our CEO) provide for non-CIC severance exclusively upon a termination of employment absent “cause.” In the case of a CIC scenario, each NEO is only entitled to cash severance if, following, or in connection with, a CIC, the NEO’s employment is terminated by CEIX absent “cause” or if the NEO resigns due to constructive termination within a specified period. The purpose of these agreements is to ensure that CEIX (a) offers a compensation package that is competitive with that offered by other companies with whom we compete for talent, (b) retains and relies upon the undivided focus of our senior executives immediately

31	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

prior to, during and following a CIC, and (c) diminishes the inevitable distraction of our NEOs by virtue of personal uncertainties and risks created by the potential job loss following a CIC.

In addition to the double trigger severance CIC provisions, all of the agreements (including the CEO’s employment agreement) include post-termination restrictive covenants relating to confidentiality, non-competition and non-solicitation and also require each NEO to sign an appropriate release of claims. These agreements do not include any gross up feature arising from the excise tax payable on an excess parachute payment.

The CEO’s employment agreement also provides for a three-year initial term of employment automatically renewed for additional one-year periods unless either party provides advance written notice within sixty days of the end of the term.

Retirement Benefit Plans. We maintain several retirement plans, the purpose of which is to attract and retain employees and to ensure an overall competitive compensation and benefits offering for all of our employees, including our NEOs. The maintenance of these plans also reflects commitments made at the time of our separation from our former parent that required us to assume certain plan liabilities as a result of the separation.

•

Qualified Defined Contribution Plan. We maintain a qualified Investment Plan which operates as a 401(k) savings plan for eligible employees of CEIX and its affiliates, including our NEOs. Plan participants may make before-tax and/or after-tax contributions of 1% to 75% of eligible compensation to the plan via payroll deductions. Plan participants who have attained age 50 before the end of the plan year are eligible to make catch-up contributions. A participant may also separately designate from 1% to 75% (not to exceed $10,000) of any incentive compensation payment as a before-tax and/or after-tax contribution. The company matches 100% of a participant’s contribution up to 6% of eligible compensation. The plan also permits certain discretionary contributions ranging from 1% to 6%.

•

Qualified Defined Benefit Plan. We also maintain an Employee Retirement Plan, a qualified defined benefit plan under Section 401(a) of the Code, which was initially frozen in 2014 for certain plan participants and then subsequently frozen to all remaining plan participants as of December 31, 2015. None of our named executive officers accrue any future benefit under this plan.

•

Non-Qualified Retirement Restoration Plan (the “Restoration Plan”). This plan is an unfunded deferred compensation plan maintained for the benefit of employees whose eligible compensation under the Pension Plan (defined below) exceeded limits imposed by the federal income tax laws. This plan has been frozen since December 31, 2006. None of our named executive officers accrue any future benefit under this plan.

•

Non-Qualified Supplemental Retirement Plan (“SERP”). This plan includes certain obligations for participants under a company predecessor plan. The plan was frozen effective as of December 31, 2011, and none of our named executive officers accrue any future benefit under this plan.

•

Non-Qualified Defined Contribution Restoration Plan (the “New Restoration Plan”). This plan also includes obligations for certain participants arising from a predecessor company plan. However, this plan is not frozen and covers our current employees, including our NEOs. Eligibility for benefits under this plan is determined each calendar year, and participants whose eligible plan compensation exceeds the compensation limits imposed by section 401(a)(17) of the Code (up to $285,000 for 2020) are eligible for New Restoration Plan benefits. The amount of each participant’s benefit under this plan is equal to 9% times his or her eligible plan compensation, less 6% times the lesser of his or her annual base salary as of December 31 or the compensation limit imposed by the Code for such year ($285,000 for 2020).

Governance Policies

Clawback Policy. We maintain a clawback policy in our Omnibus Plan that permits our Compensation Committee to recover any award (whether cash or equity based), which is subject to recovery under any law, government regulation, and stock exchange listing requirement or company policy. In addition, any awards made under our Omnibus Plan are subject to recoupment in the event an award recipient violates any restrictive covenant in his or her award agreement relating to confidentiality, non-competition or non-solicitation. During 2020, all CEIX incentive awards (whether cash or equity based) were made under the terms of the Omnibus Plan and thus subject to recovery under our policy.

Stock Ownership Guidelines/Holding Requirements for NEOs. We initially adopted stock ownership guidelines applicable to each of our NEOs, which require that they own a minimum number of shares of CEIX stock, based

– 2021 Proxy Statement	32

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

upon a multiple of base salary alone. In July of 2020, in light of market volatility, our Board of Directors amended our stock ownership guidelines to permit our executives to attain the levels described below under either a “multiple of salary approach” or a “fixed number of shares approach.” Under the multiple of salary approach, the executive ownership level for each officer category shall be the number of shares of CEIX stock equal to the product of the executive’s annual base salary times his or her multiple divided by the closing price of CEIX stock. In contrast, the “fixed number of shares approach” allows our executives to reach their ownership level if the number of CEIX shares held equals the product of the executive’s annual base salary times his or her multiple divided by $20.00. The Board of Directors also amended the guidelines to allow the Compensation Committee to temporarily suspend the guidelines during periods of extreme market volatility.

Named Executive Officer	Ownership Requirement (As Multiple of Base Salary)
President and Chief Executive Officer	5x
Chief Financial Officer	2x
Chief Commercial Officer	2x
General Counsel and Secretary	2x
Chief Administrative Officer	2x

Unless an NEO has satisfied his or her guideline level, he or she must retain an amount equal to 50% of the net shares received (after tax withholding) upon the exercise or vesting of any equity award under the Omnibus Plan. Each NEO must satisfy his or her ownership level within five years of becoming an executive officer. Shares counted towards the guideline include: shares owned outright by the executive officer or his or her immediate family members residing in the same household; shares held in trust for the benefit of the executive officer or his or her immediate family members residing in the same household; vested shares of restricted stock; and vested deferred stock units, restricted stock units or performance share units that may only be settled in shares.

No Hedging/Pledging Policy. Our Corporate Governance Guidelines prohibit any executive officer (including an NEO) from entering into speculative transactions in CEIX securities, and similarly prohibit an executive officer from purchasing or selling puts, calls, options or other derivative securities based on CEIX securities. The policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying CEIX security without all the risks or rewards of ownership. In addition, directors and officers of CEIX are prohibited from holding CEIX securities in a margin account or otherwise pledging CEIX securities as collateral for a loan.

Equity Grant Practices Policy. We maintain a written policy for granting equity awards, which describes the Compensation Committee’s practices relating to equity grants to executives and the timing of such grants in relation to material and non-public information and which specifically prohibits the backdating of stock options. The policy also describes the Compensation Committee’s delegation of authority to the Chair and Chief Executive Officer to award equity to non-executive employees. We do not have a practice or policy of timing our grants in relation to the announcement of material non-public information. In accordance with the policy, all stock option grants must have an exercise price equal to the closing price of CEIX common stock on the date of grant.

Perquisites. We provide limited perquisites that we believe are reasonable, competitive and consistent with our compensation program, which are described more fully in the footnotes to the Summary Compensation Table that appears on pages 34 and 35.

Tax, Accounting and Regulatory Considerations. Our Compensation Committee believes that stockholder interests are best served if their discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. However, our Compensation Committee does not anticipate a shift away from variable or performance-based compensation payable to our executive officers in the future, nor do we anticipate applying less rigor in the process by which we establish performance goals or evaluate performance against such pre-established goals, with respect to compensation paid

33	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Compensation Discussion and Analysis

to our NEOs. In addition, accounting considerations are one of many factors that our Compensation Committee considers in determining compensation mix and amount.

Compensation Risk Assessment. Annually, our Compensation Committee reviews the compensation programs and practices of CEIX. The CEIX pay philosophy provides for an effective balance in cash and equity mix, short and long-term performance periods, and financial and non-financial performance goals, and affords the Compensation Committee discretion to adjust payouts under the company’s compensation plans. Further, CEIX policies to mitigate compensation-related risk include stock ownership guidelines, vesting periods on equity, insider trading prohibitions, a clawback policy, caps on the amount of compensation that may be earned and independent Compensation Committee oversight. In February 2021, the Compensation Committee determined that our plans and programs do not encourage unnecessary risk-taking and do not pose a material adverse effect on the company. The review was conducted by CEIX management with the assistance of the Compensation Committee’s independent compensation consultant, Mercer.

Summary Compensation Table

The following table discloses the compensation for our NEOs, which include Mr. Brock, the principal executive officer of CEIX, and the other three most highly compensated executives of CEIX serving at fiscal year-end 2020: Ms. Wiegand, General Counsel and Secretary; Mr. Salvatori, Chief Administrative Officer, and; Mr. McCaffrey, our former Chief Commercial Officer, who is no longer with the Company as he retired on October 1, 2020.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus(2) (d)	Stock Awards(3) (e)	Option Awards (f)	Non-Equity Incentive Compensation(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) (h)	All Other Compensation(6) (i)	SEC Total (j)
James A. Brock President and Chief Executive Officer	2020	$841,154	—	$3,483,000	—	$1,704,007	$674,326	$37,736	$6,740,223
	2019	$803,231	$1,199,813	$3,773,887	—	—	$733,841	$39,500	$6,550,272
Martha A. Wiegand General Counsel and Secretary	2020	$413,077	—	$600,000	—	$375,897	$61,116	$30,600	$1,480,690
	2019	$347,855	$196,875	$433,371	—	—	$42,756	$31,143	$1,052,000
Kurt R. Salvatori Chief Administrative Officer	2020	$311,538	—	$250,000	—	$226,746	$306,961	$32,192	$1,127,437
	2019	$298,731	$123,750	$270,876	—	—	$278,960	$29,800	$1,002,117
James J. McCaffrey Former Chief Commercial Officer	2020	$375,000	—	$750,000	—	$286,496	—	$622,982	$2,034,478
	2019	$399,520	$195,000	$650,099	—	—	$713,779	$47,128	$2,005,526

(1)

The amounts in this column represent base salaries before compensation reduction under any CEIX or affiliated company qualified retirement and/or 401(k) savings plan in effect during 2020. In addition, these salary amounts are not annualized but represent the amounts actually earned and paid to each NEO during 2020.

(2)	The values in this column represent discretionary 2019 cash awards to all of the NEOs made as a result of adjustments to goals under the 2019 STIC.

(3)

The values set forth in this column represent the aggregate grant date fair value of the service-based and performance-based restricted stock unit awards made in 2020 computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of the stock awards are set forth in Notes 1 and 18 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For grants of restricted stock units, the fair value per share is equal to the closing price of CEIX’s common stock on the NYSE on the date of grant for awards made by CEIX. With respect to the 2020 grant of PSUs to Mr. Brock, the value is reported assuming the target level of performance is achieved. The value of the 2020 PSU awarded to Mr. Brock, assuming the maximum level of performance is achieved is: $6,966,000.

(4)

The 2020 amounts shown in this column represent cash payments made to the NEOs under the 2020 STIC of $1,704,007 for Mr. Brock, $314,994 for Ms. Wiegand, $201,371 for Mr. Salvatori and $210,371 for Mr. McCaffrey. Also included in this column are cash payments under the Company’s 2020 Long-term Incentive Program for the 2020 performance year for all of our NEOs (other than Mr. Brock) in the amount of $60,903 for Ms. Wiegand, $25,375 for Mr. Salvatori and $76,125 for Mr. McCaffrey. See the discussion on pages 27 through 31 in the “Compensation Discussion and Analysis” section for additional information regarding the 2020 plan design, 2020 performance and payouts authorized under the 2020 STIC, performance and payouts under the 2020 LTIC.

(5)

Amounts in this column reflect the actuarial increase in the present value of each NEO’s benefit under the CEIX’s Employee Retirement Plan, Retirement Restoration Plan, Supplemental Retirement Plan and New Restoration Plan between December 31, 2019 and December 31,

– 2021 Proxy Statement	34

EXECUTIVE COMPENSATION INFORMATION | Summary Compensation Table

2020. These amounts were determined using the interest rate and mortality assumptions set forth in our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts represent accounting values and were not realized by our NEOs during 2020. Mr. McCaffrey elected to receive a lump sum distribution of his retirement benefit under the CEIX Employee Retirement Plan, which amount was paid to him on November 30, 2020, and as a result there was no increase in the present value of his retirement benefit between December 31, 2019 and December 31, 2020.

(6)	The amounts shown in this column for 2020 are derived as follows:

Category	BROCK	WIEGAND	SALVATORI	MCCAFFREY
401(k) Plan Contributions(a)	$17,100	$17,100	$17,100	$17,100
Vehicle Allowance or Company Car	$13,500	$13,500	$13,500	$10,500
Executive Health Physical	$2,136	-0-	$1,592	-0-
Business and Country Club Dues	$5,000	-0-	-0-	$13,080
Retirement Benefits payable to Mr. McCaffrey(b)	N/A	N/A	N/A	$582,302

(a)	Annual employer contribution to the 401(k) plan.

(b)

This column includes the value of RSUs, whose vesting was accelerated on account of his retirement ($332,303), a lump sum payment ($150,000) and consulting fees ($99,999) paid or accrued to Mr. McCaffrey arising from his separation from the Company on October 1, 2020.

Understanding our Summary Compensation

In addition to base salaries, our executive officers receive a mix of at-risk compensation, both short- and long-term, for their services. Pursuant to various plans our NEOs are eligible to receive annual cash incentive awards based on the achievement of certain performance targets. With respect to long-term awards, each of our NEOs also is eligible to receive equity and cash settled long-term awards, which vary depending upon the year in which granted and include RSUs, PSUs and PBCs. The RSUs, PSUs and PBCs and the plans under which they are awarded are discussed below, and in greater detail in the “Compensation Discussion and Analysis” on pages 30 and 31.

STIC

Generally, to be eligible to receive an annual award under the STIC, an NEO must generally be an active, full-time employee on December 31 of the year for which the award was granted, unless otherwise provided for in a separation agreement as was for Mr. McCaffrey, our former Chief Commercial Officer. For more information on the STIC, see the discussion beginning on page 27 in the “Compensation Discussion and Analysis” section.

RSUs

RSUs are granted under our Omnibus Plan and our Compensation Committee determines the number of RSUs to be granted to each executive participant, the duration of such awards, the conditions under which the RSUs may be forfeited to CEIX, and the other terms and conditions of such awards. RSUs are structured to comply with Section 409A of the Code. Accordingly, distributions will be made only upon a permissible distribution event, including upon separation from service.

PSUs

PSU awards were also granted and represent a contingent right to receive shares of CEIX common stock to the extent such units are earned and become payable pursuant to the terms of the plan and related award documents. For more information on the PSU awards, see the discussion beginning on page 30 in the “Compensation Discussion and Analysis” section.

PBCs

PBC or phantom unit awards were also granted and represent a contingent right to receive cash settled awards to the extent that such awards are earned and become payable pursuant to the terms of the plan and related award documents. For more information on the PBC awards, see discussion beginning on page 30 of the “Compensation Discussion and Analysis” section.

35	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Understanding our Summary Compensation

Outstanding Equity Awards at Fiscal Year-End for CEIX – 2020

The following table sets forth unvested RSU and PSU awards that have been awarded to our NEOs by our former parent and CEIX and were outstanding as of December 31, 2020.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Options (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
James A. Brock	—	—	—	—	—	258,470	(2)	$1,863,569	168,184	(5)	$1,212,607
	—	—	—	—	—	90,070	(3)	$649,405
	—	—	—	—	—
Martha A. Wiegand	—	—	—	—	—	60,959	(2)	$439,514	2,330	(5)	$16,799
	—	—	—	—	—
Kurt R. Salvatori	—	—	—	—	—	26,355	(2)	$190,020	1,456	(5)	$10,498
	—	—	—	—	—
James J. McCaffrey(4)	—	—	—	—	—
	—	—	—	—	—
	—	—	—	—	—

(1)	The market value for RSUs and PSUs was determined by multiplying the closing market price for CEIX common stock on December 31, 2020 ($7.21) by the number of shares underlying the RSU/PSU awards.

(2)

This represents RSUs granted on February 6, 2018, February 7, 2019 and February 11, 2020 that vest in three equal installments (subject to rounding) beginning on the first anniversary of the grant date.

(3)

The performance period for the 2020 tranche of the 2020 -2022 PSU award made to Mr. Brock was January 1, 2020 through December 31, 2020 and represents the first one-third tranche of the 2020 PSU that vests in three equal installments beginning with the anniversary of the grant date, subject to the achievement of pre-established performance metrics relating to ICP Free Cash Flow, Debt Reduction and subject to further modification +/- 20% for TSR performance. This amount is based on Company’s above target performance during the 2020 performance period at 121.8% of target performance.

(4)	Mr. McCaffrey’s RSU and PSU awards were vested effective as of October 1, 2020, the date of his separation from the Company.

(5)

This column shows the number of unvested PSUs as of December 31, 2020. The performance period for the PSU granted in 2019 is January 1, 2019 through December 31, 2021. The amounts presented for the PSU awards are based on achieving the target performance level.

(6)

This column shows the number of unvested PSUs as of December 31, 2020. The performance period for the PSU granted in 2020 is January 1, 2020 through December 31, 2022. The performance period for the PSU granted in 2019 is January 1, 2019 through December 31, 2021. The amounts presented for the PSU awards are based on achieving the target performance level.

Human Capital Management

We invest in our human capital by providing a wide range of benefits and programs that speak to our commitment to help our employees better manage their physical and financial health, as well as their work/life balance and professional development. Our annual incentive program is designed to reward all Company employees (including our senior management team) for their commitment to our values with respect to a variety of performance factors including safety, sustainability and environmental compliance. We offer a 401(k) plan that matches employee contributions, and permits a discretionary profit-sharing contribution in years where the Company exhibits extraordinary performance. We also offer competitive group health benefits, prescription drug, dental and vision

– 2021 Proxy Statement	36

EXECUTIVE COMPENSATION INFORMATION | Outstanding Equity Awards at Fiscal Year-End for CEIX – 2020

coverage, short and long-term disability, a Health Savings Account (HSA), group accident, critical illness, tuition reimbursement and identity theft coverage. In an effort to encourage employees to invest in their own well-being, we also offer a voluntary wellness program. Finally, we provide opportunities for professional growth and development, and offer affordable benefits and programs that meet the diverse needs of our employees and their families.

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, promulgated by the SEC under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of Mr. Brock, our President and Chief Executive Officer, relative to the annual total compensation of our median employee.

We identified our median employee by using 2020 W-2 wages for U.S. individuals who were employed by CEIX and its affiliates on December 27, 2020, which included all of the company’s 1,494 employees. Since CEIX experienced a reduction in force during 2020 reducing the number of employees in our work force from 1,774 to 1,494, resulting in a material change in our employee population, we identified a new median employee in 2020 for purposes of determining the pay ratio between our President and Chief Executive Officer and our median employee.

We determined total compensation for the median employee in the same manner as the “Total Compensation” column shown for Mr. Brock in the Summary Compensation Table on page 34.

Pay elements that were included to determine total annual compensation for the median employee were:

•	Base salary, including overtime, vacation and holiday pay;

•	Annual cash incentive; and

•	401(k) matching contribution.

We determined that the 2020 annual total compensation of our median employee was $91,687 and Mr. Brock’s 2020 annual total compensation was $6,740,223. The ratio of Mr. Brock’s total annual compensation to the median employee’s total annual compensation is 73 to 1. The pay ratio determination is made solely with respect to “Total Compensation” without regard to hours worked or employee duties or responsibilities.

We believe this pay ratio is a reasonable estimate calculated in a manner consistent with the pay ratio SEC rules based on our payroll and employment records and the methodology described above.

37	– 2021 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION | Securities Authorized For Issuance Under the CONSOL Energy Inc. Equity Compensation Plan

Securities Authorized For Issuance Under the CONSOL Energy Inc. Equity Compensation Plan

The following table summarizes CEIX’s equity compensation plan information as of December 31, 2020.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders as of December 31, 2020	1,922,006	(1)	—	3,329,735
Equity compensation plans not approved by security holders	—		—	—
Total	1,922,006	(1)	—	3,329,735

(1)

Of this total, 1,488,861 shares are subject to outstanding RSUs, 96,300 shares are subject to outstanding deferred stock units and 336,845 shares are subject to outstanding PSUs (assuming a target performance level payout for future years).

No options have been granted under the Plan, since it was originally adopted on November 22, 2017, to any current named executive officer, current executive officer, non-employee director or any associate of such person, nor to any other employee or person.

38	– 2021 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION

Board of Directors and Its Committees

Board of Directors

The business and affairs of CEIX are managed under the direction of our Board. Our Board currently consists of six directors, who are divided into three classes with staggered terms. Under our Certificate of Incorporation, Class I and Class III directors to be elected at the 2021 Annual Meeting will each serve a one-year term expiring in 2022. Beginning with the 2020 annual meeting of stockholders, all directors elected at each annual meeting will be elected to serve one-year terms, such that by 2022, all directors will be subject to election annually, and the Board will no longer be classified.

We do not have a formal policy regarding directors’ attendance at our annual meetings of stockholders; however, all directors are encouraged to attend. All of CEIX’s directors attended the 2020 Annual Meeting of Stockholders, and all of the directors are expected to attend this year’s Annual Meeting.

Board Leadership Structure

Our Board currently is structured with separate Chair and Chief Executive Officer positions. Our Corporate Governance Guidelines provide that the Board will determine whether to have a joint Chair and Chief Executive Officer or separate these offices as part of the succession planning process when it elects a Chief Executive Officer or at other appropriate times. The Board believes that the most effective leadership structure for our company at this time is to have Mr. Powell serve as independent Chair and Mr. Brock to serve as Chief Executive Officer. The Board believes these separate positions can facilitate Mr. Brock’s focus on the operation of our company and implementation of our strategy and business plans, while ensuring effective oversight and focus by the Board on accountability of management, oversight and corporate governance matters.

Determination of Director Independence

The New York Stock Exchange (NYSE) listing standards require a majority of our directors and each member of our Audit, Compensation and Nominating and Corporate Governance Committees to be independent. In February 2021, our Board evaluated the relevant relationships between each director or director nominee (and his or her immediate family members and affiliates) and CEIX, and affirmatively determined that each of our directors, other than Mr. Brock (who is the President and Chief Executive Officer of CEIX), had no material relationship with CEIX and is “independent” under the corporate governance rules of the NYSE codified in Section 303A of the NYSE Listed Company Manual. In February 2021, the Board also determined that each member of the Audit Committee meets the independence standards required for audit committee members under the NYSE listing standards and the SEC rules, and considered the additional factors under the NYSE rules relating to members of the Compensation Committee before determining that each of them is independent.

Membership and Meetings of the Board of Directors and its Committees

In 2020, four of the six incumbent directors attended 100% of the meetings held by our Board and all of the six incumbent directors attended 100% of the meetings held by all Board committees on which he or she served. Of the incumbent directors who did not attend 100% of the meetings held by the Board, one attended 82% of the meetings held by our Board (nine of eleven meetings) and the other attended 91% of the meetings held by our Board (ten of eleven meetings).

– 2021 Proxy Statement	39

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Committee membership as of March 15, 2021, and the number of meetings held during 2020 by each committee, are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Health, Safety and Environmental Committee
William P. Powell	Chair	●	●		●
Sophie Bergeron	●			●	Chair
James A. Brock	●				●
John T. Mills	●	Chair	●		●
Joseph P. Platt	●		Chair	●	●
Edwin S. Roberson	●	●		Chair	●
No. of 2020 Meetings	11	6	6	5	5

Board Skills and Experience

The Nominating and Corporate Governance Committee seeks to cultivate a Board with the appropriate skill sets and diversity of experiences to discharge its responsibilities effectively. Each director possesses a unique background and, in the aggregate, we believe the Board encompasses the skills and experiences deemed important to effectively oversee our business.

This table below summarizes some of the key skills and experiences that the Nominating and Corporate Governance Committee currently believes should be represented on the Board, as well as the number of directors who possess each skill.

40	– 2021 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Board’s Role in Risk Management

THE BOARD

•  Assesses major risks facing CEIX and reviews options for risk mitigation with the assistance of the various committees; and

•  Monitors risks that have been delegated to a particular committee through reports provided by the respective committee chairs at each regularly-scheduled Board meeting.

Audit Committee

•  Assists the Board in its general oversight of, among other things, CEIX’s policies related to risk assessment and risk management and information technology security and risks;

•  Reviews and assesses the quality and integrity of our financial statements and public reporting, as well as compliance with legal and regulatory requirements; and

•  Reviews the performance and independence of our independent auditors and the performance of our internal audit function.

Nominating and Corporate Governance Committee

•  Oversees review of governance-related risks of CEIX;

•  Addresses governance associated with our Board structure by reviewing, among other matters, how the Board and the committees of the Board function; and

•  Ensures that our Board is composed of capable individuals who provide appropriate oversight and insight to our executive management team in light of CEIX’s business.

Health, Safety and Environmental Committee

•  Oversees CEIX’s monitoring and enforcement of its policies to protect the health and safety of employees, contractors, customers, the public and the environment, and reviews with management the quality of procedures for identifying, assessing, monitoring and managing the principal risks in CEIX’s business associated with health, safety, protection of the environment and security matters; and

•  Reviews material compliance issues with health, safety and environmental laws, and material pending or threatened administrative, regulatory or judicial proceedings regarding health, safety, environmental or security matters and management’s response to the foregoing.

Compensation Committee

•  Reviews and comments on our succession planning; and

•  Oversees risk assessment in connection with our compensation programs, including assessing whether our compensation policies and practices may incentivize excessive risk-taking.

MANAGEMENT

•  Responsible for the management and assessment of risk at CEIX and its subsidiaries;

•  Identifies, communicates and discusses the risks affecting CEIX, its subsidiaries and our business through regular presentations to the Board and appropriate committees (as determined by the subject matter of the particular risk); and

•  In 2020, performed a comprehensive risk analysis of the material risks that could affect CEIX and communicated those results to the full Board.

– 2021 Proxy Statement	41

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance, and Health, Safety and Environmental. Our committees regularly make recommendations and report on their activities to the entire Board. All members of each of the Audit, Compensation and Nominating and Corporate Governance Committees are independent under the current listing standards of the NYSE and other applicable regulatory requirements, as described above under “Determination of Director Independence”. Our Board, considering the recommendations of our Nominating and Corporate Governance Committee, reviews committee membership at least annually. The responsibilities of each of the four committees are summarized below.

Audit Committee Three Independent Director Members

•  Assists our Board in its oversight of, among other things, the integrity of CEIX’s financial statements, CEIX’s compliance with legal and regulatory requirements, CEIX’s risk management policies and practices, and CEIX’s information technology security and risks;

•  Oversees the appointment, compensation, and retention of CEIX’s independent auditor, and oversees the work done by CEIX’s independent auditor and any other registered public accounting firm hired to perform audit-related functions;

•  Reviews and discusses with CEIX’s management and its independent auditor annual and quarterly financial statements, including those disclosures that appear under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CEIX’s Form 10-Ks and Form 10-Qs;

•  Provides general oversight over the accounting principles employed in CEIX’s financial reporting and the effectiveness of CEIX’s internal controls over financial reporting;

•  Prepares any required Audit Committee Report; and

•  Oversees CEIX’s internal audit function.

Our Audit Committee was established pursuant to Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that each of the members of the Audit Committee qualify as an “audit committee financial expert.” A copy of the Audit Committee’s report for the 2020 fiscal year is included in this Proxy Statement.

Compensation Committee Three Independent Director Members

•  Establishes and reviews CEIX’s compensation philosophies, policies, plans and programs, consistent with CEIX’s objectives and stockholder interests, for our non-employee directors and executive officers;

•  Reviews executive officer compensation against peer group benchmark data and sets compensation levels for executive officers;

•  Reviews the performance of our executive officers and awards incentive compensation;

•  Reviews and discusses with management the Compensation Discussion and Analysis required to be included in our proxy statement;

•  Oversees CEIX’s policies on structuring compensation programs for executive officers;

•  Reviews and monitors our management development and succession plans and activities;

•  Engages and oversees the outside compensation consultant;

•  Reviews and oversees the risk assessment related to CEIX’s compensation programs; and

•  Prepares the Compensation Committee Report for full Board review.

42	– 2021 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to CEIX’s officers, except where otherwise prohibited by law or applicable listing standards. The terms of our Omnibus Performance Incentive Plan (the “Omnibus Plan”) also permit our Compensation Committee to delegate any power and authority granted to it by the Board under the Omnibus Plan to our officers.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see pages 25-27 of “Compensation Discussion and Analysis”.

Nominating and Corporate Governance Committee Three Independent Director Members

•  Identifies qualified individuals for nomination, election or appointment to the Board;

•  Ensures appropriate Board and committee composition, and recommends appropriate Board structure and operations;

•  Oversees and assesses CEIX’s corporate governance system, including the responsibilities of Board members and committees, and related policies and procedures;

•  Oversees annual evaluation of the Board, committees and management;

•  Recommends each director nominee to our Board for nomination for election at the annual meetings, taking into account candidates whose names are submitted by stockholders; and

•  Annually reviews CEIX’s Corporate Governance Guidelines.

Director Nomination Process. The Nominating and Corporate Governance Committee annually reviews and assesses the Board’s membership needs, with the assistance of a consultant when appropriate. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee will consider candidates based on the needs of the Board at the time, having due regard to the benefits of diversity. The Nominating and Corporate Governance Committee seeks to maintain a Board that is comprised of individuals who possess the following skills, experience and/or attributes:

•	general industry knowledge;

•	accounting and finance;

•	ability to make sound business decisions;

•	management;

•	leadership;

•	knowledge of international markets;

•	business strategy;

•	crisis management;

•	innovation;

•	environmental, social and corporate governance concerns;

•	prior board experience;

•	diversity; and

•	risk management.

The Nominating and Corporate Governance Committee seeks to identify director candidates with leadership experience in positions with a high degree of responsibility. Director nominees are expected to be selected based upon contributions that they can make to CEIX.

– 2021 Proxy Statement	43

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholder recommendations may be submitted and considered by the Nominating and Corporate Governance Committee under its charter. Director candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee using the same criteria as candidates identified by the Board or the Nominating and Corporate Governance Committee for consideration. Stockholders may submit names of director candidates to Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, and should follow the procedure set forth in the Company’s bylaws. See “Additional Matters” on page 53 for more information on making director nominations.

Board Diversity and Inclusion. The Board has adopted a policy regarding the diversity of its members, which is included in our Corporate Governance Guidelines. CEIX believes in diversity and values the benefits diversity can bring to its Board and to the Company. For the purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender and ethnicity. Board diversity promotes the inclusion of different perspectives and ideas, and ensures that the company has the opportunity to benefit from all available talent. The promotion of a diverse Board makes prudent business sense and makes for better corporate governance.

CEIX seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and background. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which CEIX operates. CEIX will periodically assess the composition of the Board in light of the needs of the Board at the time, including the extent to which the current composition of the Board reflects a diverse mix of knowledge, experience, skills and backgrounds.

CEIX is committed to a Board composition that promotes a diverse and inclusive culture, that solicits multiple perspectives and views, and which is free of conscious or unconscious bias and discrimination.

Process for Board Assessment and Future Candidates. Set forth below is a summary of the process the Nominating and Corporate Governance Committee and Board intend to use in reviewing Board needs and future candidates.

Health, Safety and Environmental Committee Six Director Members (Five Independent)

•  Oversees CEIX’s monitoring and enforcement of its policies to protect the health and safety of employees, contractors, customers, the public and the environment;

•  Reviews CEIX’s strategy, including objectives and policies, relative to the protection of the safety and health of employees, contractors, customers, the public and the environment;

•  Reviews material compliance issues or pending or threatened proceedings regarding health, safety or environmental matters, and management’s response to the same;

•  Reviews any significant health, safety and environmental public policy and legislative, political and social issues and trends, including but not limited to environmental, social and governance initiatives such as Bettercoal;

•  Reviews CEIX’s sustainability report on an annual basis and assists management in the formulation and oversight of policies and procedures designed to foster the sustainable development of the company; and

•  Reviews CEIX’s policies and procedures relative to potential employee strikes and/or terrorist activity and the protection of CEIX’s assets against damage, destruction and/or theft.

44	– 2021 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Board of Directors and Its Committees

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of CEIX at any time. During the last completed fiscal year, no CEIX executive officer served as a member of the compensation committee or on the board of directors of any company at which a member of CEIX’s Compensation Committee or Board of Directors served as an executive officer.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.consolenergy.com. The following documents are currently included on the corporate governance page of our website:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Related Person Transaction Policy and Procedures;

•	Charters of the Audit, Nominating and Corporate Governance, Compensation, and Health, Safety and Environmental Committees;

•	Related Person Transaction Policy; and

•	Human Rights Policy.

These documents address important principles and corporate governance processes. In addition, we anticipate that our annual Corporate Sustainability Report will be posted on our website before the date of the 2021 Annual Meeting.

We will provide a printed copy of any of these documents free of charge upon request to stockholders who contact our Investor Relations department in writing at CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317.

Communication with the Board of Directors

Stockholders and other interested persons who wish to communicate with the Board may do so by writing to the Board at Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, or by sending an e-mail to directors@consolenergy.com. The Secretary will relay all such communications to the Board in its entirety or to individual directors (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary) except for spam, junk mail, mass mailings, solicitations, résumés, job inquiries or other matters unrelated to CEIX. Communications that are intended specifically for the independent directors should be marked “Confidential” and sent to the street address noted above, to the attention of the Independent Directors in care of the Chair of the Board. Information concerning how to communicate with the Board is also included on CEIX’s website at www.consolenergy.com.

– 2021 Proxy Statement	45

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Director Compensation Table—2020

Director Compensation Table—2020

The following table sets forth the compensation elements of our non-employee directors for the 2020 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3), (7)	All Other Compensation	Total
Sophie Bergeron(6)	$130,000	$150,000	—	$280,000
John T. Mills(4)	$150,000	$150,000	—	$300,000
Joseph P. Platt	$140,000	$150,000	—	$290,000
William P. Powell(5)	$207,500	$300,000	—	$507,500
Edwin S. Roberson	$137,500	$150,000	—	$287,500

(1)

While Mr. Brock, our President and Chief Executive Officer, is a member of our Board, his name does not appear in this table and his compensation is reported in the Summary Compensation Table and other sections of the Proxy Statement. In 2020, he did not receive any additional compensation in connection with his service on our Board.

(2)

This represents the cash retainer to each of our non-employee directors (including additional Committee Chair, Board Chair and Audit Committee member retainers). During 2020, Ms. Bergeron served as the Chair of our Health, Safety and Environmental Committee and was a member of our Nominating and Corporate Governance Committee. Mr. Mills served as the Chair of our Audit Committee and was a member of our Compensation Committee and Health Safety and Environmental Committee; Mr. Platt served as the Chair of our Compensation Committee and was a member of our Nominating and Corporate Governance Committee and Health, Safety and Environmental Committee; Mr. Powell served as the Chair of our Board and was a member of our Audit Committee, Compensation Committee and Health, Safety and Environmental Committee; Mr. Roberson served as the Chair of our Nominating and Corporate Governance Committee and was a member of our Audit Committee and Health, Safety and Environmental Committee.

(3)

This includes the value of the 2020 annual restricted stock unit (“RSU”) award made to each of our non-employee directors on May 11, 2020. These amounts represent the aggregate grant date fair value of stock units granted in 2020 to non-employee directors computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value is computed based upon the closing price per share of CEIX stock on the date of grant. A discussion of the relevant assumptions made in the valuation of these stock awards is provided in Notes 1 and 18 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4)	Mr. Mills elected to defer receipt of his RSU award for the 2020-2021 year, covering 20,242 RSUs, until his termination of service with the Board.

(5)	Mr. Powell elected to defer receipt of his RSU stock award for the 2020-2021 year, covering 40,485 RSUs, until his termination of service with the Board.

(6)	Ms. Bergeron elected to defer receipt of her RSU stock for the 2020-2021 year, covering 20,242 RSUs, until her termination of service with the Board.

(7)	The outstanding equity awards held by our non-employee directors on December 31, 2020 are set forth below.

.	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	No. of Shares or Units of Stock That Have not Vested
Sophie Bergeron	—	—	20,242
John T. Mills	—	—	20,242
Joseph P. Platt	—	—	20,242
William P. Powell	—	—	40,485
Edwin S. Roberson	—	—	20,242

46	– 2021 Proxy Statement

BOARD OF DIRECTORS AND COMPENSATION INFORMATION | Understanding Our Director Compensation Table

Understanding Our Director Compensation Table

Each non-employee director is entitled to receive an annual equity award in the form of RSUs valued at $150,000 (other than the Board Chair whose RSUs are valued at $300,000) as of the close of business on the date of grant, which in 2020 was May 11, 2020. The RSU awards vest on the first anniversary of the grant date. Each non-employee director is also entitled to receive a cash Board Retainer, and if he or she serves as a Committee Chair, an Audit Committee member or the Board Chair, an additional cash retainer for his or her services as follows:

Element of Compensation	Dollar Value of Board Compensation
Chair Retainer	$200,000	(1)
Board Retainer	$120,000
Committee Chair Retainer (other than Audit & Compensation)	$10,000
Audit Committee Chair	$30,000
Compensation Committee Chair	$20,000
Audit Committee Member	$7,500

(1)	This value includes both the annual cash retainer of $120,000 and the additional $80,000 retainer paid to the Chair.

During 2020, the Compensation Committee of the Board reviewed with its independent compensation consultant the current director compensation program and concluded that (1) the mix of cash and equity compensation continues to be appropriate and consistent with broadly observed market practices, (2) the compensation levels are reasonable and in line with peer practices given the small size of the Board, and (3) the aggregate board compensation (reflecting the “total cost of governance”) is reasonably positioned as compared to the Company’s peer group members. The basic non-employee director compensation elements remain unchanged from 2020

Deferred Compensation Plan for Non-Employee Directors

Our Non-Employee Director Deferred Compensation Plan authorizes our non-employee directors to defer all or a portion of their annual cash and/or stock compensation, effective with respect to deferrals of compensation during the calendar year. Participation in the plan is voluntary and at the election of each individual director. Amounts deferred under the plan (whether cash or equity–based) are payable in the form of deferred stock units and generally settled within thirty days of the director’s termination of service, but in no event later than the fifth anniversary of such termination date. The plan is an unfunded and unsecured liability of CEIX and any benefits paid to our non-employee directors will be paid from CEIX’s general assets.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to align the interest of our non-employee directors with those of our stockholders. In 2020, given the continued volatility in the market, the Company revised the guidelines to adopt an ownership guideline linked to either a multiple of the annual cash retainer or a fixed dollar approach. The new guidelines adopt an approach that is more flexible and require each of our non-employee directors to hold CEIX common stock with a value equal to a five times their annual cash retainer based on the closing price of our common stock on a particular date, or five time the director’s annual cash retainer divided by $20.00. Each director is required to meet the guidelines on or before the fifth anniversary of becoming a Board member. Shares counted towards the guidelines include: shares owned outright by the director or his or her immediate family members residing in the same household; shares held in trust for the benefit of the director or his or her immediate family members residing in the same household; vested shares of restricted stock; and vested deferred stock units, restricted stock units or performance share units that may only be settled in shares.

– 2021 Proxy Statement	47

BENEFICIAL OWNERSHIP OF SECURITIES

The following tables set forth information with respect to the beneficial ownership of CEIX’s common stock, as of March 5, 2021, by:

•	beneficial owners of more than 5% of CEIX’s common stock based upon information filed with the SEC; and

•	each director and each nominee for director, each named executive officer and all directors and executive officers of CEIX as a group.

Amounts shown below include options that are currently exercisable or that may become exercisable within 60 days of March 5, 2021 (i.e., May 4, 2021) and the shares underlying RSUs and deferred stock units that may be settled for common stock on or before May 4, 2021. Unless otherwise indicated, the named person has the sole voting and dispositive power with respect to the shares of CEIX common stock set forth opposite such person’s name. Fractional shares have been rounded to the nearest whole share for the purposes of the tables below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
azValor Asset Management, SGIIC, SA(2) Paseo de la Castellana 110 28046, Spain	3,901,616	11.35%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	4,491,811	13.07%
Greenlight Capital, Inc.(4) 140 East 45th Street, 24th Floor New York, New York 10017	4,006,560	11.66%

Name	CONSOL Energy Inc. Shares Beneficially Owned	Percent of Class(1)
Sophie Bergeron(5)	5,547	*
James A. Brock	258,730	*
James J. McCaffrey	111,936	*
John T. Mills(6)	67,957	*
Joseph P. Platt	18,533	*
William P. Powell(7)	46,904	*
Edwin S. Roberson(8)	31,575	*
Kurt R. Salvatori	14,718	*
Martha A. Wiegand	31,729	*
All current directors and current executive officers as a group(9) (total of 11)	606,581	1.77%

*	Indicates less than 1% ownership.

(1)	As of March 5, 2021, there were 34,365,940 shares of CEIX common stock outstanding.

(2)

azValor Asset Management, SGIIC, SA has sole voting and dispositive power with respect to 3,901,616 shares. This information is based solely on the reporting person’s most recent Schedule 13G filed with the SEC on January 5, 2021, as updated for shares outstanding as of March 5, 2021.

(3)

BlackRock, Inc. has sole voting power with respect to 4,482,439 shares and sole dispositive power with respect to 4,491,811 shares. The interest of iShares Core S&P Small-Cap ETF represents more than 5% of CEIX’s common stock. This information is based solely on the reporting person’s most recent Schedule 13G/A filed with the SEC on January 25, 2021, as updated for shares outstanding as of March 5, 2021.

(4)

According to a Schedule 13G filed with the SEC on January 12, 2021 by Greenlight Capital, Inc. (“Greenlight”), DME Advisors GP, LLC (“DMG GP”), DME Advisors, LP, DME Capital Management, LP and David Eninorn: (i) Greenlight has shared voting and dispositive power over 2,163,383 shares, (ii) DME GP has shared voting and dispositive power over 1,843,177 shares, (iii) DME Capital Management, LP has shared voting and dispositive power over 1,318,088 shares, (iv) DME Advisors, LP has shared voting and dispositive power over 525,089 shares, and (v) David Einhorn has shared voting and dispositive power over 4,006,560 shares. This information is based solely upon the reporting person’s most recent Schedule 13G filed with the SEC on January 12, 2021, as updated for shares outstanding as of March 5, 2021.

(5)	Includes 5,547 vested RSUs for which Ms. Bergeron has elected to defer delivery.

(6)	Includes 26,566 vested RSUs for which Mr. Mills has elected to defer delivery.

(7)	Includes 40,485 vested RSUs for which Mr. Powell has elected to defer delivery.

(8)	Includes 19,376 vested RSUs for which Mr. Roberson has elected to defer delivery.

(9)

Includes 111,936 shares of CEIX Common Stock held by James J. McCaffrey. Mr. McCaffrey is one of our named executive officers for the purposes of this proxy statement but is no longer an executive officer of the Company.

48	– 2021 Proxy Statement

RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

Our Board adopted a written Related Person Transaction Policy and Procedures providing for the review and approval or ratification of related person transactions with directors, nominees for director and executive officers and certain of their family members (the “related persons”). A copy of the policy is available on our website at www.consolenergy.com.

Under the policy, prior to entering into a potential related person transaction (which generally is a transaction in excess of $120,000 involving CEIX and a related person), the director, director nominee or executive officer must notify our Chief Financial Officer and General Counsel of the material facts regarding the transaction. If our Chief Financial Officer and General Counsel determine that the proposed transaction is in fact a related person transaction, the details of the transaction are presented to our Audit Committee (or if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee) for approval. The Audit Committee or its Chair, as applicable, will consider all relevant facts and circumstances available, including the terms of the transaction and terms that would be available to unrelated parties, the benefits to the company, and, if the transaction involves an independent director, any impact the transaction would have on such director’s independence. The Audit Committee or its Chair, as applicable, will also inform our Nominating and Corporate Governance Committee of any related person transactions involving directors or nominees. Since the SEC’s related person rules also apply to directors’ and executive officers’ family members, as well as entities in which they may be deemed to have an indirect material interest, it is possible that related person transactions could occur without a director or executive officer being aware of them and seeking approval in accordance with the policy. When we become aware of a related person transaction that has not been previously approved, the policy provides that the details of the transaction will be presented to our Audit Committee or its Chair, as applicable, for ratification or other action. Our Audit Committee also reviews, on an annual basis, ongoing related person transactions having a remaining term of more than six months or that are in excess of $120,000. We also require that officers and directors complete annual director and officer questionnaires and adhere to written codes of business conduct and ethics regarding various topics, including conflicts of interest, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

No reportable transactions existed during 2019, and there are currently no such proposed transactions, except as described below.

McCaffrey Separation Agreement

On August 6, 2020, James J. McCaffrey, the Company’s former Chief Commercial Officer, notified the Company of his intent to retire from his positions with the Company, effective as of October 1, 2020 (the “Retirement Date”). Also on August 6, 2020, Mr. McCaffrey entered into an Agreement (the “Separation Agreement”) with CONSOL Mining Company LLC (“CONSOL Mining”), an indirect, wholly-owned subsidiary of the Company pursuant to which Mr. McCaffrey and CONSOL Mining agreed to certain terms relating to his Retirement. Specifically, the Separation Agreement provides that Mr. McCaffrey will serve as a consultant to CONSOL Mining for a period of six (6) months commencing on the Retirement Date and ending March 31, 2021 (the “Consulting Period”). During the Consulting Period, CONSOL Mining will pay Mr. McCaffrey (a) a monthly fee of $33,000 for the first three (3) months and (b) a monthly fee of $11,520 for the last three (3) months with the requirement that he work no more than sixty (60) hours per month.

Relationship with CONSOL Coal Resources LP (CCR)

On December 30, 2020, pursuant to the terms of that certain Agreement and Plan of Merger by and among the Company, Transformer LP Holdings Inc., Transformer Merger Sub LLC, CONSOL Coal Resources GP LLC (the “General Partner”) and CONSOL Coal Resources LP (“CCR”) dated as of October 22, 2020 (the “Merger Agreement”), we completed the acquisition of all of the outstanding common units of CCR and CCR became our indirect wholly owned subsidiary (the “CCR Merger”). Pursuant to the Merger Agreement, at the closing of the CCR

– 2021 Proxy Statement	49

RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

Merger, we issued approximately 8.0 million shares of our common stock to acquire the approximately 10.9 million common units of CCR held by third-party CCR investors at a fixed exchange ratio of 0.73 shares of CEIX common stock for each CCR unit, for total implied consideration of $51.7 million. In connection with the execution of the Merger Agreement we entered into a Support Agreement on October 22, 2020 with CCR pursuant to which the Company agreed to deliver a written consent covering all of CCR’s partnership common units owned by it (the “Covered Units”) approving the CCR Merger, adopting the Merger Agreement and any other matters necessary for the consummation of the CCR Merger and the other transactions contemplated by the Merger Agreement. The Support Agreement also generally prohibited the Company from transferring any of the Covered Units. The Support Agreement terminated upon the consummation of the CCR Merger.

Prior to the closing of the CCR Merger, we owned approximately 61.4% of CCR consisting of 59.7% limited partnership interests and a 1.7% general partner interest in CCR through the General Partner, our wholly owned indirect subsidiary.

The General Partner manages CCR’s operations and activities through its officers and directors. Messrs. Brock, Thakkar and Rothka and Ms. Wiegand serve as executive officers of both CEIX and the General Partner. In addition, Messrs. Brock and Salvatori, and Mses. Wiegand and Lackovic (an employee of CEIX), serve as directors of the General Partner.

•

Partnership Agreement and Distributions. Prior to the closing of the CCR Merger, our relationship with CCR was governed under the terms of CCR’s Third Amended and Restated Partnership Agreement. Under the terms of the partnership agreement, CCR made quarterly cash distributions to its unitholders, including us as the holder of approximately 59.7% of the limited partnership units and 1.7% of the general partnership units (as of immediately prior to the closing of the CCR Merger). If distributions exceeded the minimum quarterly distribution and other higher target distribution levels, CEIX was entitled to increasing percentages of the distributions, up to 48% of the distributions above the highest target distribution level. During 2019, CCR distributed approximately $34.4 million with respect to the limited partnership interests that we held and approximately $1.0 million with respect to the general partner interest (including incentive distribution rights). During 2020, CCR distributed approximately $8.6 million with respect to the limited partnership interests that we held and approximately $0.2 million with respect to the general partner interest (including incentive distribution rights). Upon payment of the cash distribution to CCR’s limited partner unitholders with respect to the quarter ended June 30, 2019, the subordinated units converted into common units representing limited partner interests in CCR on a one-for-one basis as a result of the satisfaction of certain conditions for termination of the subordination period set forth in CCR’s partnership agreement. In connection with the closing of the CCR Merger, the partnership agreement was amended and restated in its entirety as further described in CCR’s Form 8-K filed with the SEC on December 30, 2020.

•

Omnibus Agreement. CCR, the General Partner, CEIX and certain of CEIX’s subsidiaries are party to a First Amended and Restated Omnibus Agreement, as amended, that address the following matters: (1) CCR’s payment to CEIX of an annual administrative support fee for the provision of certain administrative support services by CEIX and its affiliates; (2) CCR’s payment of an annual executive support fee the provision of certain executive support services by CEIX and its affiliates; (3) CCR’s obligation to reimburse CEIX for the provision of certain management, operating, and investor relation services by it and its affiliates; (4) CCR’s obligation to reimburse CEIX for all other direct or allocated costs and expenses incurred by us in providing general and administrative services (which reimbursement is in addition to certain expenses of the General Partner and its affiliates that are reimbursed under the partnership agreement); and (5) certain indemnities from CEIX and CCR. The total amount of fees and reimbursed expenses paid by CCR to CEIX under this agreement was approximately $11.5 million and $13.4 million in 2019 and 2020, respectively.

50	– 2021 Proxy Statement

RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

•

Other Agreements. CEIX and/or its subsidiaries have entered into commercial and other agreements with CCR and/or its subsidiaries. Descriptions of the nature of these agreements and the approximate amounts paid under these agreements in 2020 and 2019 are provided below. Please refer to the Form 10-K filed by CCR for the year ended December 31, 2019 for more information about these agreements.

•

Operating Agreement with CCR Relating to the Pennsylvania Mining Complex. Under this agreement, CONSOL Thermal Holdings LLC (“CONSOL Thermal”), a wholly owned subsidiary of CCR, serves as the operator and assumes the management control over the day-to-day operations of the Pennsylvania Mining Complex for the life of the mines. The total amount invoiced under this agreement by CONSOL Thermal to subsidiaries of CEIX was approximately $471.2 million and $308.1 million in 2019 and 2020, respectively.

•

Affiliated Company Credit Agreement with CCR. This agreement provided for a revolving credit facility in an aggregate principal amount of up to $275 million to be provided by CEIX, as lender, to CCR and its subsidiaries as borrowers. CCR’s obligations under this credit agreement were guaranteed by CCR’s subsidiaries and secured by substantially all of the assets of CCR and its subsidiaries. In June of 2020 the Affiliated Company Credit Agreement was amended to change certain interest rates and modify certain covenants. Loans extended under this credit agreement bear interest at a rate as determined by the total net leverage ratio at the time interest is charged. At December 31, 2019, CCR had $180.9 million of borrowings outstanding under this credit agreement which accrued interest at an average rate of 3.85% during fiscal year 2019. During 2019, CCR made $7 million in interest payments under this credit agreement. At December 29, 2020, CCR had $176.5 million of borrowings outstanding under this credit agreement which accrued interest at an average rate of 4.57% during fiscal year 2020. During 2020, CCR made $8 million in interest payments under this credit agreement. This agreement was terminated in connection with the closing of the CCR Merger.

•

Employee Services Agreement. Under the employee services agreement, CONSOL Pennsylvania Coal Company LLC (“CPCC”), a wholly owned subsidiary of CEIX, subject to CCR management, direction and control, provides personnel to mine and process coal from the Pennsylvania Mining Complex and performs the operational services that CCR is charged with providing under the operating agreement described above. Under this agreement, CCR reimbursed CPCC approximately $63.4 million and $49.7 for 2019 and 2020, respectively.

•

Contract Agency Agreement. Under the contract agency agreement, CONSOL Energy Sales Company (“CES”), a wholly owned subsidiary of CEIX, at CCR’s direction and subject to CCR’s control, acts as agent to market and sell the coal produced from the Pennsylvania Mining Complex and administers CCR’s existing coal purchase and sale contracts, including any extensions or renewals thereof, and any new coal purchase and sale contracts for the sale of coal produced from the Pennsylvania Mining Complex. CES will cause all revenues under these coal purchase and sale contracts to be deposited directly into CCR’s account. All costs related to these activities are included within the Omnibus Agreement.

•

Terminal and Throughput Agreement. Under the terminal and throughput agreement, CCR has the option to transport or to cause to be transported through the CONSOL Marine Terminal, up to five million tons of coal each calendar year for a terminal fee of $4 per ton of coal transported through the CONSOL Marine Terminal, plus certain standard fees for long-term or excess storage of coal at the Baltimore Marine Terminal, re-handling services at the Baltimore Marine Terminal (if CCR elects such services) and certain fees related to the docking and undocking of vessels at the Baltimore Marine Terminal. Under this agreement, a subsidiary of CCR paid to a subsidiary of CEIX $0.7 million in 2019 and $2.6 million in 2020.

•

Securitization Facility. CONSOL Marine Terminals LLC (“CMT”) and CPCC, both wholly-owned subsidiaries of CEIX, are parties to a Securitization Facility (the “Securitization”) pursuant to which (i) CONSOL Thermal will sell current and future trade receivables to CPCC and (ii) CPCC and CMT will sell and/or contribute current and future trade receivables (including receivables sold to CPCC by CONSOL Thermal) to CONSOL Funding LLC (the “SPV”) and the SPV will, in turn, pledge its interests in the receivables to PNC Bank, National Association, which will either make loans or issue letters of credit on behalf of the SPV. The maximum amount of advances and letters of credit outstanding under the Securitization may not exceed $100,000,000. Loans under the Securitization will accrue interest at a reserve-adjusted LIBOR market index rate equal to the one-month Eurodollar rate. Loans and letters of

– 2021 Proxy Statement	51

RELATED PERSON TRANSACTION POLICY AND PROCEDURES AND RELATED PERSON TRANSACTIONS

credit under the Securitization also will accrue a program fee and a letter of credit participation fee, respectively, ranging from 2.00% to 2.50% per annum, depending on the total net leverage ratio of CEIX. The SPV’s assets and credit are not available to satisfy the debts and obligations owed to the creditors of CEIX, CONSOL Thermal, CMT or CPCC. CONSOL Thermal, CMT and CPCC and CPCC as servicer are independently liable for their own customary representations, warranties, covenants and indemnities. In addition, CONSOL Energy has guaranteed the performance of the obligations of CONSOL Thermal, CMT and CPCC and will guarantee the obligations of any additional originators or successor servicer that may become party to the Securitization. However, neither CONSOL Energy nor its affiliates will guarantee collectability of receivables or the creditworthiness of obligors thereunder. The Securitization Facility was amended in March of 2020 to, among other things, extend its termination date to March 27, 2023. As of December 31, 2019, CCR, through CONSOL Thermal, sold $33,294 of trade receivables to CPCC and as of December 31, 2020, CCR, through CONSOL Thermal, sold $24,211 of trade receivables to CPCC.

52	– 2021 Proxy Statement

ADDITIONAL MATTERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Any proposal submitted by a stockholder for inclusion in the proxy statement and form of proxy for the 2022 annual meeting must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Secretary of CEIX at our principal executive office no later than November 19, 2021. Any such proposal should be addressed to Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317. Please see additional information below regarding the content of proposals.

CEIX’s bylaws require that all stockholder matters to be submitted for consideration at the 2022 annual meeting, but not included in CEIX’s proxy statement, including any stockholder proposal not submitted under Rule 14a-8 or any director nomination, be received by the Secretary of CEIX by written notice no later than the close of business on January 28, 2022, and no earlier than the close of business on December 29, 2021, together with certain information specified in the bylaws.

If the date of the 2022 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2021 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by CEIX.

General Information Regarding the Requirements for Stockholder Nominations of Directors

Any stockholder desiring to nominate an individual for election as a director of CEIX must follow the process described above and submit to the Secretary the information required by Sections 2.9 and 2.10 of the bylaws (a copy of which will be provided to any stockholder upon written request to the Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and (iii) a written representation and agreement of the nominee in the form provided by the Secretary upon written request.

In addition, CEIX may require the stockholder to provide such further information as it may reasonably request.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. CEIX and some brokers household proxy materials, delivering a single copy of the Internet Notice (or proxy statement and annual report) to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or CEIX that materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or CEIX if holding registered shares. CEIX will deliver promptly upon written or oral request a separate copy of the Internet Notice (or annual report or proxy statement), as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request householding, stockholders should notify their broker or CEIX. Requests to CEIX should be addressed to the Investor Relations department of CONSOL Energy Inc., 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317, or may be made by calling CEIX at (724) 416-8300:

•	to receive a separate copy of the Internet Notice (or the annual report and proxy statement) for this meeting;

– 2021 Proxy Statement	53

ADDITIONAL MATTERS

•	to receive separate copies of those materials for future meetings; or

•	if stockholders sharing an address wish to request delivery of a single copy of the Internet Notice (or annual report and proxy statement) if now receiving multiple copies of such materials.

Other

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By the Order of the Board of

Directors of CONSOL Energy Inc.

54	– 2021 Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Measures

Our management team uses a variety of financial and operating metrics to analyze our performance. These metrics are significant factors in assessing our operating results and profitability, and include financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The metrics include: (i) coal production, sales volumes and average revenue per ton; (ii) average cash margin per ton sold, an operating ratio derived from non-GAAP financial measures, (iii) free cash flow, a non-GAAP financial measure, (iv) adjusted EBITDA, a non-GAAP financial measure, (v) ICP Free Cash Flow, a non-GAAP financial measure, and (vi) Unit Cost per Ton, a non-GAAP financial measure, (vii) cost of coal sold, a non-GAAP financial measure and (viii) cash cost of coal sold, a non-GAAP financial measure.

Cost of coal sold, cash cost of coal sold, average cash margin per ton sold, free cash flow and adjusted EBITDA normalize the volatility contained within comparable GAAP measures by adjusting certain non-operating or non-cash transactions. Each of these non-GAAP metrics are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to the operating performance of other companies in the coal industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow;

•	our ability to incur and service debt and fund capital expenditures;

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

In addition, management believes that the non-GAAP measure of free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand CEIX’s asset base and are expected to generate future cash flows from operations. It is important to note that free cash flow as defined in our compensation program differs slightly from the measure of free cash flow disclosed in our quarterly earnings releases and that free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Non-GAAP financial measures should not be considered an alternative to total coal revenue, total costs, net income, operating cash flow, or any other measure of financial performance or liquidity presented in accordance with GAAP. These measures exclude some, but not all, items that affect net income or net cash, and these measures and the way we calculate them may vary from those of other companies. As a result, the items presented below may not be comparable to similarly titled measures of other companies.

This Proxy Statement contains references to certain non-GAAP measures, including in the CD&A section discussing the targets under the 2020 STIC program. The non-GAAP measures discussed in this Proxy Statement and their definitions are provided below.

•

Average Cash Margin Per Ton Sold. We define average cash margin per ton sold as average coal revenue per ton, net of average cash cost of coal sold per ton from the Pennsylvania Mining Complex. The GAAP measure most directly comparable to average cash margin per ton sold is total coal revenue. Our cost of coal sold per ton represents our costs of coal sold divided by the tons of coal we sold. We define total cost of coal sold as operating and other production costs related to produced tons sold, along with changes in coal inventory, both in volumes and carrying values. The cost of coal sold per ton includes items such as direct operating costs, royalty and production taxes, direct administration costs, and depreciation, depletion and amortization costs on production assets. We exclude from the definition of total cost of coal sold any indirect costs such as selling, general and administrative costs, freight expenses, interest expenses, depreciation, depletion and amortization costs on non-production assets and other costs not directly attributable to the production of coal. The total cash cost of coal sold includes total cost of coal sold

– 2021 Proxy Statement	A-1

APPENDIX A

less depreciation, depletion and amortization cost on production assets. The GAAP measure most directly comparable to total cash cost of coal sold is total costs and expenses.

•

Free Cash Flow. We define free cash flow as net cash provided by operating activities plus proceeds from asset sales less capital expenditures. The GAAP measure most directly comparable to free cash flow is net cash provided by operating activities.

•

Adjusted EBITDA. Adjusted EBITDA is defined as (i) net income (loss) plus income taxes, net interest expense and depreciation, depletion and amortization, as adjusted for (ii) certain non-cash items, such as long-term incentive awards. The GAAP measure most directly comparable to adjusted EBITDA is net income (loss).

•

Unit Cost per Ton. Unit Cost per Ton is defined as the cost of coal sold including idle costs incurred associated with the COVID-19 pandemic less depreciation, depletion and amortization costs related to the Pennsylvania Mining Operation assets divided by the total tons of coal sold from the Pennsylvania Mining Operation assets. These costs exclude any indirect costs, such as selling, general and administrative costs, freight expenses, interest expenses, depreciation, depletion and amortization costs on non-production assets and other costs not directly attributable to the production of coal. The most directly comparable GAAP measure to Unit Cost per Ton is Total Costs and Expenses.

•

ICP Free Cash Flow. ICP Free Cash Flow means Incentive Compensation Plan (“ICP”) Free Cash Flow, which is Adjusted EBITDA less capital expenditures less interest expense plus proceeds of non-EBITDA producing asset sales less the financial accounting impact of non-EBITDA producing asset sales. The most directly comparable GAAP measure to ICP Free Cash Flow is net income (loss).

•

Cost of Coal Sold and Cash Cost of Coal Sold. Cost of Coal Sold is defined as operating and other production costs related to produced tons sold, along with changes in coal inventory, both in volumes and carrying values. The Cost of Coal Sold includes items such as direct operating costs, royalty and production taxes, direct administration costs, and depreciation, depletion and amortization costs on production assets. Our costs exclude any indirect costs, such as selling, general and administrative costs, freight expenses, interest expenses, depreciation, depletion and amortization costs on non-production assets and other costs not directly attributable to the production of coal. The Cash Cost of Coal Sold includes Cost of Coal Sold less depreciation, depletion and amortization costs on production assets. The GAAP measure most comparable to Cost of Coal Sold and Cash Cost of Coal Sold is total costs and expenses.

The reconciliation of each these non-GAAP measures to its closest GAAP measure follows immediately below.

AVERAGE CASH MARGIN PER TON SOLD

The following table presents a reconciliation of average cash margin per ton sold to total coal revenue from our Pennsylvania Mining Complex, the most directly comparable GAAP financial measure, for each of the periods indicated (in thousands, except for per ton information).

	Years Ended December 31,
	2020	2019
Total Coal Revenue	$ 771,363	$1,288,529
Operating and Other Costs	667,595	948,012
Less: Other Costs (Non-Production)	(124,739)	(101,900)

Total Cash Cost of Coal Sold	542,856	846,112
Add: Depreciation, Depletion and Amortization	210,760	207,097
Less: Depreciation, Depletion and Amortization (Non-Production)	(39,668)	(32,388)

Total Cost of Coal Sold	$ 713,948	$1,020,821

Total Tons Sold	18,672	27,314
Average Revenue per Ton Sold	$ 41.31	$ 47.17
Average Cash Cost of Coal Sold per Ton	29.12	30.97
Depreciation, Depletion and Amortization Costs per Ton Sold	9.12	6.40

Average Cost of Coal Sold per Ton	38.24	37.37

Average Margin per Ton Sold	3.07	9.80
Add: Depreciation, Depletion and Amortization Costs per Ton Sold	9.12	6.40

Average Cash Margin Per Ton Sold	$ 12.19	$ 16.20

A-2	– 2021 Proxy Statement

APPENDIX A

CASH COST OF COAL SOLD AND UNIT COSTS PER TON

The following table presents a reconciliation of unit cost per ton and cash cost of coal sold to total costs and expenses from our Pennsylvania Mining Complex, the most directly comparable GAAP financial measure, for each of the periods indicated (in thousands, except for per ton information).

	Years Ended December 31,
	2020	2019
Total Costs and Expenses	$ 1,030,885	$ 1,332,806
Less: Freight Expense	(39,990)	(19,667)
Less: Selling, General and Administrative Costs	(72,706)	(67,111)
Less: Gain (Loss) on Debt Extinguishment	21,352	(24,455)
Less: Interest Expense, Net	(61,186)	(66,464)
Less: Other Costs (Non-Production)	(124,739)	(101,900)
Less: Depreciation, Depletion and Amortization (Non-Production)	(39,668)	(32,388)

Total Cost of Coal Sold	$ 713,948	$ 1,020,821
Less: Depreciation, Depletion and Amortization (Production)	(171,092)	(174,709)
Total Cash Cost of Coal Sold	$ 542,856	$ 846,112
Plus: Idle Mine Costs	35,873	—

Total Unit Costs	$ 578,729	$ 846,112

Total Tons Sold	18,672	27,314
Average Cost of Coal Sold per Ton	$ 38.24	$ 37.37
Less: Depreciation, Depletion and Amortization Costs per Ton Sold	(9.12)	(6.40)
Average Cash Cost of Coal Sold per Ton	$ 29.12	$ 30.97
Plus: Idle Mine Costs per Ton	1.93	—

Average Unit Cost per Ton	$ 31.05	$ 30.97

FREE CASH FLOW

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, on a historical basis for the period indicated (in thousands).

Year Ended December 31, 2020
Net Cash Provided by Operating Activities	$129,331
Capital Expenditures	(86,004)
Proceeds from non-EBITDA Producing Asset Sales	9,899

Free Cash Flow	$53,226

– 2021 Proxy Statement	A-3

APPENDIX A

ADJUSTED EBITDA & ICP FREE CASH FLOW

The following tables present a reconciliation of adjusted EBITDA and ICP Free Cash Flow to net income (loss), the most directly comparable GAAP financial measure, on a historical basis for the period indicated (in thousands, except for per share amounts).

	Year Ended December 31, 2020
	PA Mining Complex	CONSOL Marine Terminal (CMT)	Other	Total Company
Net Income (Loss)	$16,185	$32,537	$(61,936)	$(13,214)
Add: Income Tax Expense	—	—	3,972	3,972
Add: Interest Expense, net	1,236	6,166	53,784	61,186
Less: Interest Income	(10)	—	(1,220)	(1,230)

Earnings (Loss) Before Interest & Taxes (EBIT)	$17,411	$38,703	$(5,400)	$50,714
Add: Depreciation, Depletion & Amortization	198,272	5,095	7,393	210,760

Earnings Before Interest, Taxes and DD&A (EBITDA)	$215,683	$43,798	$1,993	$261,474

Adjustments:
Stock/Unit-Based Compensation	$9,905	$558	$1,116	$11,579
CCR Merger Fees	2,623	—	7,199	9,822
Gain on Debt Extinguishment	—	—	(21,352)	(21,352)

Total Pre-tax Adjustments	12,528	558	(13,037)	49

Adjusted EBITDA	$228,211	$44,356	$(11,044)	$261,523

Less: Capital Expenditures	(86,004)
Less: Interest Expense, net	(61,186)
Less: Gain on Sale of Non-EBITDA Producing Assets	(15,295)
Plus: Proceeds on Non-EBITDA Producing Assets Sales	9,899

ICP Free Cash Flow	$108,937
Outstanding Shares as of December 31, 2020	34,031
Less: Shares issued in connection with CCR Merger	(7,967)

ICP Shares	26,064

ICP Free Cash Flow per share	$4.17

A-4	– 2021 Proxy Statement

CONSOL ENERGY INC. ATTENTION: GENERAL COUNSEL AND SECRETARY 1000 CONSOL ENERGY DRIVE, SUITE 100 CANONSBURG, PA 15317-6506

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/CEIX2021

You may participate in the meeting via the Internet and vote electronically during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CONSOL Energy Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D38678-P51389	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSOL ENERGY INC.
The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Class I and Class III Directors:

Class I:	For	Withhold

1a. Sophie Bergeron	☐	☐

1b. James A. Brock	☐	☐

Class III:

1c. John T. Mills	☐	☐

1d. William P. Powell	☐	☐	For	Against	Abstain

2. Ratification of Appointment of Ernst & Young LLP as CONSOL Energy Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021.			☐	☐	☐

3. Approval, on an Advisory Basis, of Compensation Paid to CONSOL Energy Inc.’s Named Executive Officers in 2020.			☐	☐	☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important notice regarding the Internet availability of proxy materials for the

Annual Meeting of Stockholders.

The material is available at: www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — —— —  — — — — — — — — — — —— — —— —

D38679-P51389

Proxy - CONSOL Energy Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2021

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James A. Brock, Kurt R. Salvatori and Martha A. Wiegand, and each of them, as proxies with power of substitution and power to act alone to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Stockholders of CONSOL Energy Inc., as the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CONSOL Energy Inc. to be held on April 28, 2021 at 9:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/CEIX2021, and any postponements or adjournments thereof, with all powers that the undersigned would possess if personally present.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of nominees in Proposal 1, “FOR” the ratification of the appointment of Ernst & Young LLP in Proposal 2, and “FOR” the approval, on an advisory basis, of compensation paid to CONSOL Energy Inc.’s named executive officers in 2020 in Proposal 3. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.

(Items to be voted appear on reverse side)